Exhibit 10.1

Published CUSIP Number:

Deal: 00404DAA1

REFINANCING FACILITIES AMENDMENT

Dated as of November 30, 2016

to the

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 31, 2012

among

ACADIA HEALTHCARE COMPANY, INC.,

as the Borrower,

ITS SUBSIDIARIES IDENTIFIED HEREIN,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

DEUTSCHE BANK AG NEW YORK BRANCH,

MUFG UNION BANK, N.A.

REGIONS BANK,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, and

JEFFERIES FINANCE LLC

as Co-Documentation Agents,

CAPITAL ONE, N.A.

FIFTH THIRD BANK,

BMO CAPITAL MARKETS CORP.,

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK and

CITIBANK, N.A.

as Co-Syndication Agents

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

CAPITAL ONE, N.A.,

FIFTH THIRD BANK,

BMO CAPITAL MARKETS CORP.,

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK and

CITIBANK, N.A.

as Joint Lead Arrangers and Joint Bookrunners

REFINANCING FACILITIES AMENDMENT

THIS REFINANCING FACILITIES AMENDMENT (this “Amendment”) dated as of November 30, 2016 to the Credit Agreement referenced below is by and among ACADIA HEALTHCARE COMPANY, INC., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Refinancing Lenders (defined below) and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to that certain Amended and Restated Credit Agreement dated as of December 31, 2012 (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has notified the Administrative Agent that pursuant to Section 2.17 of the Credit Agreement certain Lenders identified on the signature pages hereto (collectively, the “Refinancing Lenders”) have agreed to refinance in full the existing Revolving Facility and the outstanding Tranche A Term Loan with a Revolving Facility in the amount of $500,000,000 (the “Refinancing Revolving Facility”) and a term loan in the amount of $400,000,000 (the “Refinancing Tranche A Term Facility”; and together with the Refinancing Revolving Facility, the “Refinancing Facilities”).

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as amended by this Amendment).

2. Establishment of Refinancing Facilities.

2.1. This Amendment is a Refinancing Facility Amendment.

2.2. Subject to the terms and conditions provided herein, the Refinancing Revolving Facility and the Refinancing Tranche A Term Facility are established pursuant to Section 2.17 of the Credit Agreement.

2.3. Subject to the terms and conditions set forth herein and the Credit Agreement (as amended by this Amendment), each Refinancing Lender severally agrees to make Revolving Loans to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment. All Letters of Credit that are outstanding under the Credit Agreement immediately prior to this Amendment shall be deemed to have been issued under the Refinancing Revolving Facility from and after the date hereof and shall be subject to and governed by the terms and conditions of the Credit Agreement as amended by this Amendment.

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2.4. Subject to the terms and conditions set forth herein and the Credit Agreement (as amended by this Amendment), each Refinancing Lender severally agrees to make its portion of a term loan (the “Refinancing Tranche A Term Loan”) to the Borrower in Dollars in a single advance on the date hereof in an amount not to exceed such Lender’s commitment to the Refinancing Tranche A Term Loan set forth on Schedule A hereto. Amounts repaid on the Refinancing Tranche A Term Loan may not be reborrowed. The Refinancing Tranche A Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as further provided in the Credit Agreement.

2.5. The Borrower shall prepay the existing Tranche A Term Loan and all existing Revolving Loans outstanding immediately prior to the effectiveness of this Amendment.

2.6. Concurrent with the effectiveness of this Amendment the Revolving Commitments of each Lender existing immediately prior to the effectiveness of this Amendment are automatically and permanently terminated.

3. Amendments to the Credit Agreement. In connection with the establishment of the Refinancing Facilities pursuant to this Amendment, the Credit Agreement is amended in its entirety to read in the form of such Credit Agreement attached hereto as Exhibit A to this Amendment.

4. Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent in each case in a manner reasonably satisfactory to the Administrative Agent:

4.1. Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by a Responsible Officer of each Loan Party, each Refinancing Lender and the Administrative Agent.

4.2. Opinions of Counsel. Receipt by the Administrative Agent of opinions of legal counsel to the Loan Parties addressed to the Administrative Agent and each Lender, dated as of the date of this Amendment.

4.3. Resolutions; Good Standings. Receipt by the Administrative Agent of the following:

(a) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; and

(b) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

4.4. Flood Documentation. Receipt by the Administrative Agent and the Lenders of (a) a completed “life of loan” Federal Emergency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and appropriate Loan Party relating thereto if required) and (b) proof of flood insurance under the insurance policies required by Section 7.07(b) of the Credit Agreement.

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4.5. Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower as of the date of this Amendment certifying that after giving effect to the transactions contemplated by this Amendment, (a) the representations and warranties of each Loan Party contained in the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (b) no Default exists.

4.6. Fees. Receipt by the Administrative Agent, MLPF&S and the Lenders of any fees required to be paid on or before the date of this Amendment.

4.7. Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid in accordance with Section 11.04 of the Credit Agreement all reasonable and documented fees, charges and disbursements of one primary outside counsel to the Administrative Agent and of special or local counsel to the Administrative Agent to the extent such special or local counsel is reasonably necessary (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 10.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date of this Amendment specifying its objection thereto.

5. Post-Closing Conditions. The Administrative Agent shall have received by the date sixty (60) days after the date hereof (or such later date as the Administrative Agent may agree in its sole discretion), in each case in form and substance satisfactory to the Administrative Agent) all amendments to, or all amendments and restatements of, all existing Mortgages on real property of the Loan Parties that constitutes Mortgaged Property and endorsements to each title insurance policy related to such Mortgage.

6. Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

7. Representations and Warranties; No Default. Each Loan Party represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (b) no Default exists.

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8. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment does not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

9. Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment does not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

10. FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

11. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

12. Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

13. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Refinancing Facilities Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	ACADIA HEALTHCARE COMPANY, INC., a Delaware corporation

	By:	/s/ Brent Turner
	Name:	Brent Turner
	Title:	President

GUARANTORS:

ABILENE BEHAVIORAL HEALTH, LLC,

a Delaware limited liability company

ABILENE HOLDING COMPANY, LLC,

a Delaware limited liability company

ACADIA MANAGEMENT COMPANY, LLC,

a Delaware limited liability company

ACADIA MERGER SUB, LLC,

a Delaware limited liability company

ACADIANA ADDICTION CENTER, LLC,

a Delaware limited liability company

ADVANCED TREATMENT SYSTEMS, LLC,

a Virginia limited liability company

ASCENT ACQUISITION, LLC,

an Arkansas limited liability company

ASCENT ACQUISITION - CYPDC, LLC,

an Arkansas limited liability company

ASCENT ACQUISITION - PSC, LLC,

an Arkansas limited liability company

ASPEN EDUCATION GROUP, INC.,

a California corporation

ASPEN YOUTH, INC.,

a California corporation

ATS OF CECIL COUNTY, LLC,

a Virginia limited liability company

ATS OF DELAWARE, LLC,

a Virginia limited liability company

ATS OF NORTH CAROLINA, LLC,

a Virginia limited liability company

AUSTIN BEHAVIORAL HOSPITAL, LLC,

a Delaware limited liability company

AUSTIN EATING DISORDERS PARTNERS, LLC,

a Missouri limited liability company

BATON ROUGE TREATMENT CENTER, LLC,

a Louisiana limited liability company

	By:	/s/ Brent Turner
	Name:	Brent Turner
	Title:	Vice President and Assistant Secretary

[SIGNATURE PAGES CONTINUE]

REFINANCING FACILITIES AMENDMENT

ACADIA HEALTHCARE COMPANY, INC.

BAYSIDE MARIN, INC., a Delaware corporation

BCA OF DETROIT, LLC,

a Delaware limited liability company

BECKLEY TREATMENT CENTER, LLC,

a West Virginia limited liability company

BEHAVIORAL CENTERS OF AMERICA, LLC,

a Delaware limited liability company

BELMONT BEHAVIORAL HOSPITAL, LLC,

a Delaware limited liability company

BGI OF BRANDYWINE, LLC,

a Virginia limited liability company

BOWLING GREEN INN OF SOUTH DAKOTA, INC.,

a Virginia corporation

CALIFORNIA TREATMENT SERVICES, LLC

a California limited liability company

CARTERSVILLE CENTER, LLC,

a Georgia limited liability company

CASCADE BEHAVIORAL HOLDING COMPANY, LLC,

a Delaware limited liability company

CASCADE BEHAVIORAL HOSPITAL, LLC,

a Delaware limited liability company

CAPS OF VIRGINIA, LLC,

a Virginia limited liability company

CENTER FOR BEHAVIORAL HEALTH - HA, LLC,

a Pennsylvania limited liability company

CENTER FOR BEHAVIORAL HEALTH - ME, INC.,

a Maine corporation

CENTER FOR BEHAVIORAL HEALTH - PA, LLC,

a Pennsylvania limited liability company

CENTERPOINTE COMMUNITY BASED SERVICES, LLC,

an Indiana limited liability company

CHARLESTON TREATMENT CENTER, LLC,

a West Virginia limited liability company

CLARKSBURG TREATMENT CENTER, LLC,

a West Virginia limited liability company

CLEARBROOK TREATMENT CENTERS LAND LLC,

a Pennsylvania limited liability company

CLEARBROOK TREATMENT CENTERS, LLC,

a Pennsylvania limited liability company

COMMODORE ACQUISITION SUB, LLC,

a Delaware limited liability company

CONWAY BEHAVIORAL HEALTH, LLC,

a Delaware limited liability company

CRC ED TREATMENT, LLC,

a Delaware limited liability company

By:	/s/ Brent Turner
Name:	Brent Turner
Title:	Vice President and Assistant Secretary

[SIGNATURE PAGES CONTINUE]

REFINANCING FACILITIES AMENDMENT

ACADIA HEALTHCARE COMPANY, INC.

CRC GROUP, LLC,

a Delaware limited liability company

CRC HEALTH, LLC,

a Delaware limited liability company

CRC HEALTH OREGON, INC.,

an Oregon corporation

CRC HEALTH TENNESSEE, LLC,

a Tennessee limited liability company

CRC RECOVERY, INC.,

a Delaware corporation

CRC WISCONSIN RD, LLC,

a Wisconsin limited liability company

CROSSROADS REGIONAL HOSPITAL, LLC,

a Delaware limited liability company

DELTA MEDICAL SERVICES, LLC,

a Tennessee limited liability company

DETROIT BEHAVIORAL INSTITUTE, INC.,

a Massachusetts corporation

DHG SERVICES, LLC,

a Delaware limited liability company

DISCOVERY HOUSE CC, LLC,

a Pennsylvania limited liability company

DISCOVERY HOUSE CU, LLC,

a Pennsylvania limited liability company

DISCOVERY HOUSE MA, INC.,

a Massachusetts corporation

DISCOVERY HOUSE MONROEVILLE, LLC,

a Pennsylvania limited liability company

DISCOVERY HOUSE OF CENTRAL MAINE, INC.,

a Maine corporation

DISCOVERY HOUSE TV, INC.,

a Utah corporation

DISCOVERY HOUSE UTAH, INC.,

a Utah corporation

DISCOVERY HOUSE WC INC.,

a Maine corporation

DISCOVERY HOUSE, LLC,

a Pennsylvania limited liability company

DISCOVERY HOUSE - BC, LLC,

a Pennsylvania limited liability company

By:	/s/ Brent Turner
Name:	Brent Turner
Title:	Vice President and Assistant Secretary

[SIGNATURE PAGES CONTINUE]

REFINANCING FACILITIES AMENDMENT

ACADIA HEALTHCARE COMPANY, INC.

DISCOVERY HOUSE - BR, INC.,

a Maine corporation

DISCOVERY HOUSE - GROUP, LLC,

a Delaware limited liability company

DISCOVERY HOUSE - HZ, LLC,

a Pennsylvania limited liability company

DISCOVERY HOUSE - LT, INC.,

a Utah corporation

DISCOVERY HOUSE - NC, LLC,

a Pennsylvania limited liability company

DISCOVERY HOUSE - UC, INC.,

a Utah corporation

DMC - MEMPHIS, LLC,

a Tennessee limited liability company

DUFFY’S NAPA VALLEY REHAB, LLC,

a Delaware limited liability company

EAST INDIANA TREATMENT CENTER, LLC,

an Indiana limited liability company

EVANSVILLE TREATMENT CENTER, LLC,

an Indiana limited liability company

FĒNX HEALTHCARE, LLC,

a Delaware limited liability company

FOUR CIRCLES RECOVERY CENTER, LLC,

a Delaware limited liability company

GALAX TREATMENT CENTER, LLC,

a Virginia limited liability company

GENERATIONS BH, LLC,

an Ohio limited liability company

GIFFORD STREET WELLNESS CENTER, LLC,

a Delaware limited liability company

GREENBRIER ACQUISITION, LLC,

a Delaware limited liability company

GREENBRIER HOLDINGS, L.L.C.,

a Louisiana limited liability company

GREENBRIER HOSPITAL, L.L.C.,

a Louisiana limited liability company

GREENBRIER REALTY, L.L.C.,

a Louisiana limited liability company

GREENLEAF CENTER, LLC,

a Delaware limited liability company

HABILITATION CENTER, LLC,

an Arkansas limited liability company

HABIT OPCO, INC.,

a Delaware corporation

By:	/s/ Brent Turner
Name:	Brent Turner
Title:	Vice President and Assistant Secretary

[SIGNATURE PAGES CONTINUE]

REFINANCING FACILITIES AMENDMENT

ACADIA HEALTHCARE COMPANY, INC.

HERMITAGE BEHAVIORAL, LLC,

a Delaware limited liability company

HCP POLARIS INVESTMENT CORPORATION,

a Delaware corporation

HENRYVILLE INN, LLC,

a Pennsylvania limited liability company

HMIH CEDAR CREST, LLC,

a Delaware limited liability company

HUNTINGTON TREATMENT CENTER, LLC,

a West Virginia limited liability company

INDIANAPOLIS TREATMENT CENTER, LLC,

an Indiana limited liability company

KIDS BEHAVIORAL HEALTH OF MONTANA, INC.,

a Montana corporation

LAKELAND HOSPITAL ACQUISITION, LLC,

a Georgia limited liability company

MCCALLUM GROUP, LLC,

a Missouri limited liability company

MCCALLUM PROPERTIES, LLC,

a Missouri limited liability company

MEADOWBROOK MANOR, LLC,

a Pennsylvania limited liability company

MILLCREEK SCHOOL OF ARKANSAS, LLC,

an Arkansas limited liability company

MILLCREEK SCHOOLS, LLC,

a Mississippi limited liability company

MILWAUKEE HEALTH SERVICES SYSTEM, LLC

a California limited liability company

NORTHEAST BEHAVIORAL HEALTH, LLC,

a Delaware limited liability company

OHIO HOSPITAL FOR PSYCHIATRY, LLC,

an Ohio limited liability company

OPTIONS TREATMENT CENTER ACQUISITION CORPORATION,

an Indiana corporation

PARKERSBURG TREATMENT CENTER, LLC,

a West Virginia limited liability company

PARK ROYAL FEE OWNER, LLC,

a Delaware limited liability company

PHC MEADOWWOOD, LLC,

a Delaware limited liability company

PHC OF MICHIGAN, INC.,

a Massachusetts corporation

By:	/s/ Brent Turner
Name:	Brent Turner
Title:	Vice President and Assistant Secretary

[SIGNATURE PAGES CONTINUE]

REFINANCING FACILITIES AMENDMENT

ACADIA HEALTHCARE COMPANY, INC.

PHC OF NEVADA, INC.,

a Massachusetts corporation

PHC OF UTAH, INC.,

a Massachusetts corporation

PHC OF VIRGINIA, LLC,

a Massachusetts limited liability company

PINEY RIDGE TREATMENT CENTER, LLC,

a Delaware limited liability company

POCONO MOUNTAIN RECOVERY CENTER LAND LLC,

a Pennsylvania limited liability company

POCONO MOUNTAIN RECOVERY CENTER, LLC,

a Pennsylvania limited liability company

POLARIS HOSPITAL HOLDINGS, LLC,

a Nevada limited liability company

POLARIS HOSPITAL MANAGEMENT INC.,

a Tennessee corporation

PSYCHIATRIC RESOURCE PARTNERS, LLC,

a Delaware limited liability company

QUALITY ADDICTION MANAGEMENT, INC.,

a Wisconsin corporation

R.I.S.A.T., LLC,

a Rhode Island limited liability company

REBOUND BEHAVIORAL HEALTH, LLC,

a South Carolina limited liability company

RED RIVER HOLDING COMPANY, LLC,

a Delaware limited liability company

RED RIVER HOSPITAL, LLC,

a Delaware limited liability company

REHABILITATION CENTERS, LLC,

a Mississippi limited liability company

RESOLUTE ACQUISITION CORPORATION,

an Indiana corporation

RICHMOND TREATMENT CENTER, LLC,

an Indiana limited liability company

RIVERVIEW BEHAVIORAL HEALTH, LLC,

a Texas limited liability company

RIVERWOODS BEHAVIORAL HEALTH, LLC,

a Delaware limited liability company

ROCK CREST DRIVE, LLC,

a Pennsylvania limited liability company

ROCK CREST LLC LIMITED LIABILITY COMPANY,

a Pennsylvania limited liability company

ROLLING HILLS HOSPITAL, LLC,

an Oklahoma limited liability company

By:	/s/ Brent Turner
Name:	Brent Turner
Title:	Vice President and Assistant Secretary

[SIGNATURE PAGES CONTINUE]

REFINANCING FACILITIES AMENDMENT

ACADIA HEALTHCARE COMPANY, INC.

RTC RESOURCE ACQUISITION CORPORATION,

an Indiana corporation

SAHARA HEALTH SYSTEMS, L.L.C.,

a Louisiana limited liability company

SAN DIEGO HEALTH ALLIANCE,

a California corporation

SAN DIEGO TREATMENT SERVICES, LLC

a California limited liability company

SERENITY KNOLLS, a California corporation

SEVEN HILLS HOSPITAL, INC., a Delaware corporation

SHAKER CLINIC, LLC,

an Ohio limited liability company

SHELTERED LIVING INCORPORATED,

a Texas corporation

SIERRA TUCSON INC.,

a Delaware corporation

SKYWAY HOUSE, LLC,

a Delaware limited liability company

SOBER LIVING BY THE SEA, INC.,

a California corporation

SONORA BEHAVIORAL HEALTH HOSPITAL, LLC,

a Delaware limited liability company

SOUTHERN INDIANA TREATMENT CENTER, LLC,

an Indiana limited liability company

SOUTHWESTERN CHILDREN’S HEALTH SERVICES, INC.,

an Arizona corporation

SOUTHWOOD PSYCHIATRIC HOSPITAL, LLC,

a Pennsylvania limited liability company

STRUCTURE HOUSE, LLC,

a Delaware limited liability company

SUCCESS ACQUISITION, LLC,

an Indiana limited liability company

SUWS OF THE CAROLINAS, INC.,

a Delaware corporation

TEN LAKES CENTER, LLC,

an Ohio limited liability company

TEXARKANA BEHAVIORAL ASSOCIATES, L.C.,

a Texas limited liability company

THE CAMP RECOVERY CENTER, LLC,

a California limited liability company

TK BEHAVIORAL, LLC,

a Delaware limited liability company

TK BEHAVIORAL HOLDING COMPANY, LLC,

a Delaware limited liability company

By:	/s/ Brent Turner
Name:	Brent Turner
Title:	Vice President and Assistant Secretary

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REFINANCING FACILITIES AMENDMENT

ACADIA HEALTHCARE COMPANY, INC.

TRANSCULTURAL HEALTH DEVELOPMENT, INC.,

a California corporation

TREATMENT ASSOCIATES, INC.,

a California corporation

TRUSTPOINT HOSPITAL, LLC,

a Tennessee limited liability company

VALLEY BEHAVIORAL HEALTH SYSTEM, LLC,

a Delaware limited liability company

VERMILION HOSPITAL, LLC,

a Delaware limited liability company

VILLAGE BEHAVIORAL HEALTH, LLC,

a Delaware limited liability company

VIRGINIA TREATMENT CENTER, LLC,

a Virginia limited liability company

VISTA BEHAVIORAL HOLDING COMPANY, LLC,

a Delaware limited liability company

VISTA BEHAVIORAL HOSPITAL, LLC,

a Delaware limited liability company

VITA NOVA, LLC,

a Rhode Island limited liability company

VOLUNTEER TREATMENT CENTER, LLC,

a Tennessee limited liability company

WCHS, INC.,

a California corporation

WEBSTER WELLNESS PROFESSIONALS, LLC,

a Missouri limited liability company

WELLPLACE, INC.,

a Massachusetts corporation

WHEELING TREATMENT CENTER, LLC,

a West Virginia limited liability company

WHITE DEER REALTY, LLC,

a Pennsylvania limited liability company

WHITE DEER RUN, LLC,

a Pennsylvania limited liability company

WICHITA TREATMENT CENTER INC.,

a Kansas corporation

WILLIAMSON TREATMENT CENTER, LLC

a West Virginia limited liability company

WILMINGTON TREATMENT CENTER, LLC,

a Virginia limited liability company

YOUTH AND FAMILY CENTERED SERVICES OF NEW MEXICO, INC.,

a New Mexico corporation

YOUTH CARE OF UTAH, INC.,

a Delaware corporation

By:	/s/ Brent Turner
Name:	Brent Turner
Title:	Vice President and Assistant Secretary

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REFINANCING FACILITIES AMENDMENT

ACADIA HEALTHCARE COMPANY, INC.

BOWLING GREEN INN OF PENSACOLA, LLC,

a Virginia limited liability company

TEN BROECK TAMPA, LLC,

a Florida limited liability company

THE REFUGE, A HEALING PLACE, LLC,

a Florida limited liability company

THE REFUGE - THE NEST, LLC,

a Florida limited liability company

By:	/s/ Brent Turner
Name:	Brent Turner
Title:	President

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REFINANCING FACILITIES AMENDMENT

ACADIA HEALTHCARE COMPANY, INC.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Linda Lov
Name: Linda Lov
Title: Assistant Vice President

REFINANCING LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Mark Hardison
Name: Mark Hardison
Title: Senior Vice President

HEALTHCARE FINANCIAL SOLUTIONS, LLC

	By:	/s/ Danielle Katz
Name: Danielle Katz
Title: Duly Authorized Signatory

FIFTH THIRD BANK

	By:	/s/ Thomas Avery
Name: Thomas Avery
Title: Vice President

BANK OF MONTREAL

	By:	/s/ Eric Oppenheimer
Name: Eric Oppenheimer
Title: Managing Director

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

	By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

	By:	/s/ Kaye Ea
Name: Kaye Ea
Title: Managing Director

CITIBANK, N.A.

	By:	/s/ Alvaro de Velasco
Name: Alvaro de Velasco
Title: Vice President

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REFINANCING FACILITIES AMENDMENT

ACADIA HEALTHCARE COMPANY, INC.

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

MUFG UNION BANK, N.A.

By:	/s/ Brian McNany
Name: Brian McNany
Title: Director

REGIONS BANK

By:	/s/ J. Michael Mauldin
Name: J. Michael Mauldin
Title: SVP and Managing Director

WELLS FARGO BANK, N.A.

By:	/s/ Kent Davis
Name: Kent Davis
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Dawn Lee Lum
Name: Dawn Lee Lum
Title: Executive Director

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REFINANCING FACILITIES AMENDMENT

ACADIA HEALTHCARE COMPANY, INC.

JEFFERIES FINANCE LLC

By:	/s/ J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

JFIN CLO 2007 LTD

BY:	Apex Credit Partners, as Collateral Manager

	By:	/s/ Stephen Goetschius
Name: Stephen Goetschius
Title: Managing Director

JFIN CLO 2014-II LTD. JFIN CLO 2014 LTD. JFIN CLO 2012 LTD. JFIN CLO 2015 LTD.

BY:	Apex Credit Partners, as Portfolio Manager

	By:	/s/ Stephen Goetschius
Name: Stephen Goetschius
Title: Managing Director

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REFINANCING FACILITIES AMENDMENT

ACADIA HEALTHCARE COMPANY, INC.

RAYMOND JAMES BANK, N.A.

By:	/s/ Alexander L. Rody
Name: Alexander L. Rody
Title: Senior Vice President

CADENCE BANK, N.A.

By:	/s/ William H. Crawford
Name: William H. Crawford
Title: Executive Vice President

UBS AG, STAMFORD BRANCH

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

PINNACLE BANK

By:	/s/ Carol S. Titus
Name: Carol S. Titus
Title: Senior Vice President

FRANKLIN SYNERGY BANK

By:	/s/ Timothy B. Fouts
Name: Timothy B. Fouts
Title: Executive Vice President

CAPITAL BANK CORPORATION

By:	/s/ Rebecca L. Hetzer
Name: Rebecca L. Hetzer
Title: Senior Vice President

CAPSTAR BANK

By:	/s/ Mark Mattson
Name: Mark Mattson
Title: Executive Vice President

REFINANCING FACILITIES AMENDMENT

ACADIA HEALTHCARE COMPANY, INC.

SCHEDULE A

Lender	Revolving Commitment	Revolving Commitment Applicable Percentage	Refinancing Tranche A Term Loan Commitment	Refinancing Tranche A Term Loan Applicable Percentage
Bank of America, N.A.	$64,725,536.97	12.945107394%	$55,274,463.03	13.818615758%
Healthcare Financial Solutions, LLC	$48,544,152.74	9.708830548%	$41,455,847.26	10.363961815%
Fifth Third Bank	$40,992,840.10	8.198568020%	$35,007,159.90	8.751789975%
Bank of Montreal	$32,362,768.50	6.472553700%	$27,637,231.50	6.909307875%
Crédit Agricole Corporate and Investment Bank	$32,362,768.50	6.472553700%	$27,637,231.50	6.909307875%
Citibank, N.A.	$32,362,768.50	6.472553700%	$27,637,231.50	6.909307875%
Deutsche Bank AG New York Branch	$26,968,973.75	5.393794750%	$23,031,026.25	5.757756563%
MUFG Union Bank, N.A.	$26,968,973.75	5.393794750%	$23,031,026.25	5.757756563%
Regions Bank	$26,968,973.75	5.393794750%	$23,031,026.25	5.757756563%
Wells Fargo Bank, N.A.	$26,968,973.75	5.393794750%	$23,031,026.25	5.757756563%
JPMorgan Chase Bank, National Association	$26,968,973.75	5.393794750%	$23,031,026.25	5.757756563%
Jefferies Finance LLC	$28,000,000.00	5.600000000%	$14,000,000.00	3.5000000000%
Raymond James Bank, N.A.	$21,575,179.00	4.315035800%	$18,424,821.00	4.606205250%
Cadence Bank, N.A.	$13,484,486.87	2.696897374%	$11,515,513.13	2.878878283%
UBS AG, Stamford Branch	$20,000,000.00	4.000000000%	—	—
Pinnacle Bank	$10,787,589.50	2.157517900%	$9,212,410.50	2.303102625%
Franklin Synergy Bank	$9,169,451.07	1.833890214%	$7,830,548.93	1.957637233%
Capital Bank, N.A.	$5,393,794.75	1.078758950%	$4,606,205.25	1.151551313%
Capstar Bank	$5,393,794.75	1.078758950%	$4,606,205.25	1.151551313%

Total:	500,000,000.00	100.000000000%	$400,000,000.00	100.000000000%

EXHIBIT A

AMENDED CREDIT AGREEMENT

See attached.

Published CUSIP Number:

Deal: 00404DAA1

AMENDED AND RESTATED CREDIT AGREEMENT

(AS AMENDED THROUGH THE SECOND INCREMENTAL FACILITY AMENDMENT, TERM B-1 REPRICING AMENDMENT, TERM B-2 REPRICING AMENDMENT AND TENTH AMENDMENT)

Dated as of December 31, 2012

among

ACADIA HEALTHCARE COMPANY, INC.,

as the Borrower,

ITS SUBSIDIARIES IDENTIFIED HEREIN,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

FIFTH THIRD BANK,

as Syndication Agent

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

FIFTH THIRD BANK,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	45
1.03	Accounting Terms; Calculation of Financial Covenants on a Pro Forma Basis	45
1.04	Rounding	46
1.05	Times of Day; Rates	46
1.06	Letter of Credit Amounts	47
1.07	Change of Currency	47

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		48
2.01	Revolving Loans and Tranche A Term Loan	48
2.02	Borrowings, Conversions and Continuations of Loans	48
2.03	Letters of Credit	44
2.04	Swing Line Loans	58
2.05	Prepayments	61
2.06	Optional Termination or Reduction of Aggregate Revolving Commitments	63
2.07	Repayment of Loans	64
2.08	Interest	65
2.09	Fees	66
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	67
2.11	Evidence of Debt	68
2.12	Payments Generally; Administrative Agent’s Clawback	68
2.13	Sharing of Payments by Lenders	70
2.14	Cash Collateral	71
2.15	Defaulting Lenders	72
2.16	Incremental Facilities	74
2.17	Refinancing Facilities	78

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		81
3.01	Taxes	81
3.02	Illegality	86
3.03	Inability to Determine Rates	86
3.04	Increased Costs; Reserves on Eurodollar Rate Loans	87
3.05	Compensation for Losses	88
3.06	Mitigation of Obligations; Replacement of Lenders	89
3.07	Survival	90

ARTICLE IV GUARANTY		90
4.01	The Guaranty	90
4.02	Obligations Unconditional	91
4.03	Reinstatement	91
4.04	Certain Additional Waivers	91
4.05	Remedies	91
4.06	Rights of Contribution	92
4.07	Guarantee of Payment; Continuing Guarantee	92
4.08	Keepwell	92

ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		92
5.01	[Reserved]	92
5.02	Conditions to all Credit Extensions	93

i

ARTICLE VI REPRESENTATIONS AND WARRANTIES		94
6.01	Existence, Qualification and Power	94
6.02	Authorization; No Contravention	94
6.03	Governmental Authorization; Other Consents	95
6.04	Binding Effect	95
6.05	Financial Statements; No Material Adverse Effect	95
6.06	Litigation	96
6.07	No Default	96
6.08	Ownership of Property; Liens	96
6.09	Environmental Compliance	96
6.10	Insurance	97
6.11	Taxes	97
6.12	ERISA Compliance	97
6.13	Subsidiaries	98
6.14	Margin Regulations; Investment Company Act	98
6.15	Disclosure	99
6.16	Compliance with Laws	99
6.17	Intellectual Property; Licenses, Etc.	100
6.18	Solvency	100
6.19	Perfection of Security Interests in the Collateral	100
6.20	Business Locations; Taxpayer Identification Number	100
6.21	Labor Matters	101
6.22	Reimbursement from Payors	101
6.23	Licensing and Accreditation	101
6.24	Use of Proceeds	101
6.25	OFAC	101
6.26	Anti-Corruption Laws	102
6.27	EEA Financial Institution	102

ARTICLE VII AFFIRMATIVE COVENANTS		102
7.01	Financial Statements	102
7.02	Certificates; Other Information	103
7.03	Notices	105
7.04	Payment of Taxes	106
7.05	Preservation of Existence, Etc.	106
7.06	Maintenance of Properties	106
7.07	Maintenance of Insurance	107
7.08	Compliance with Laws	107
7.09	Books and Records	108
7.10	Inspection Rights	108
7.11	Use of Proceeds	108
7.12	Additional Subsidiaries	109
7.13	Pledged Assets	109
7.14	Deposit Accounts	111
7.15	Landlord Lien Waivers	111
7.16	Pro Forma Compliance Certificate for Acquisition	111
7.17	Maintenance of Ratings	112

ARTICLE VIII NEGATIVE COVENANTS		112
8.01	Liens	112
8.02	Investments	114
8.03	Indebtedness	115
8.04	Fundamental Changes	118
8.05	Dispositions	119

8.06	Restricted Payments	119
8.07	Change in Nature of Business	119
8.08	Transactions with Affiliates and Insiders	120
8.09	Burdensome Agreements	120
8.10	Use of Proceeds	121
8.11	Financial Covenants	121
8.12	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity	121
8.13	Ownership of Subsidiaries	122
8.14	Sale Leasebacks	122
8.15	[Reserved]	122
8.16	Senior Unsecured Indebtedness	122
8.17	Sanctions	123
8.18	Amendment of Acquisition Documents	123

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		124
9.01	Events of Default	124
9.02	Remedies Upon Event of Default	126
9.03	Application of Funds	122

ARTICLE X ADMINISTRATIVE AGENT		128
10.01	Appointment and Authority	128
10.02	Rights as a Lender	129
10.03	Exculpatory Provisions	129
10.04	Reliance by Administrative Agent	130
10.05	Delegation of Duties	130
10.06	Resignation of Administrative Agent	130
10.07	Non-Reliance on Administrative Agent and Other Lenders	132
10.08	No Other Duties; Etc.	132
10.09	Administrative Agent May File Proofs of Claim	132
10.10	Collateral and Guaranty Matters	133
10.11	Secured Cash Management Agreements and Secured Hedge Agreements	133

ARTICLE XI MISCELLANEOUS		134
11.01	Amendments, Etc.	134
11.02	Notices; Effectiveness; Electronic Communications	137
11.03	No Waiver; Cumulative Remedies; Enforcement	139
11.04	Expenses; Indemnity; and Damage Waiver	139
11.05	Payments Set Aside	141
11.06	Successors and Assigns	142
11.07	Treatment of Certain Information; Confidentiality	146
11.08	Set-off	147
11.09	Interest Rate Limitation	148
11.10	Counterparts; Integration; Effectiveness	148
11.11	Survival of Representations and Warranties	148
11.12	Severability	149
11.13	Replacement of Lenders	149
11.14	Governing Law; Jurisdiction; Etc.	150
11.15	Waiver of Jury Trial	151
11.16	No Advisory or Fiduciary Responsibility	151
11.17	Electronic Execution of Assignments and Certain Other Documents	151
11.18	Subordination of Intercompany Indebtedness	152

11.19	USA PATRIOT Act	152
11.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	153

SCHEDULES

1.01	Disqualified Institutions
2.01	Commitments and Applicable Percentages
2.03	Existing Letters of Credit
6.13	Subsidiaries
6.17	IP Rights
6.20-1	Locations of Real Property
6.20-2	Location of Chief Executive Office, Taxpayer Identification Number, Etc.
6.20-3	Changes in Legal Name, State of Formation and Structure
6.21	Labor Matters
8.01	Liens Existing on the Closing Date
8.02	Investments Existing on the Closing Date
8.03	Indebtedness Existing on the Closing Date
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

1.01	Form of Secured Party Designation Notice
2.02	Form of Loan Notice
2.04	Form of Swing Line Loan Notice
2.11	Form of Note
3.01	Forms of U.S. Tax Compliance Certificates
7.02	Form of Compliance Certificate
7.12	Form of Joinder Agreement
11.06-1	Form of Assignment and Assumption
11.06-2	Form of Administrative Questionnaire

v

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 31, 2012 among ACADIA HEALTHCARE COMPANY, INC., a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

WHEREAS, a revolving credit facility and term loan (the “Existing Credit Facilities”) have been established in favor of the Borrower (f/k/a Acadia Healthcare Company, LLC, a Delaware limited liability company) pursuant to that Credit Agreement (as amended, modified, supplemented and extended, the “Existing Credit Agreement”) dated as of April 1, 2011 among the Borrower, the guarantors identified therein, the lenders identified therein and Bank of America, N.A., as administrative agent;

WHEREAS, the Borrower has requested certain modifications to the Existing Credit Facilities, including an increase in the term loan outstanding under the Existing Credit Agreement by approximately $151 million to an aggregate principal amount on the Closing Date of $300 million;

WHEREAS, the lenders have agreed to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein; and

WHEREAS, this Credit Agreement is given in amendment to, restatement of and substitution for the Existing Credit Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“2018 Indenture” means that certain Indenture, dated as of November 1, 2011, among the Borrower, each of the guarantors party thereto, and U.S. Bank National Association, as Trustee, governing Senior Unsecured Indebtedness issued thereunder.

“2021 Indenture” means that certain Indenture, dated as of March 12, 2013, among the Borrower, each of the guarantors party thereto, and U.S. Bank National Association, as Trustee, governing Senior Unsecured Indebtedness issued thereunder.

“2022 Indenture” means that certain Indenture, dated as of July 1, 2014, among the Borrower, each of the guarantors party thereto, and U.S. Bank National Association, as Trustee, governing Senior Unsecured Indebtedness issued thereunder.

“2023 Indenture” means that certain Indenture, dated as of February 11, 2015, among the Borrower, each of the guarantors party thereto, and U.S. Bank National Association, as Trustee, governing Senior Unsecured Indebtedness issued thereunder.

“Acadia Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, including the notes thereto.

“Acadia Interim Financial Statements” means the unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the quarter ended September 30, 2013 and the related statements of income or operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such quarter.

“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business, division or operating group of, another Person or (b) at least a majority of the Equity Interests of another Person entitled to vote for members of the board of directors or equivalent governing body of such Person, in each case whether or not involving a merger or consolidation with such other Person.

“Additional Term Loan Advance” has the meaning provided in the Sixth Amendment to this Agreement.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit 11.06-2 or any other form approved by the Administrative Agent.

“Advance Funding Arrangements” means any arrangements requested by the Borrower and acceptable to the Administrative Agent in its sole discretion for the delivery of funds by Lenders to the Administrative Agent for safekeeping pending their delivery by the Administrative Agent to the Borrower on the effective date of any Incremental Facility to fund Loans of such Lenders on such date.

“Advance Funding Documentation” means such deposit account documentation, securities account agreements, custodial agreements, security agreements, funding indemnities or other documentation as the Administrative Agent may reasonably require in connection with Advance Funding Arrangements.

“Affected Tranche” has the meaning specified in Section 11.01.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the Refinancing Facilities Amendment Effective Date is FIVE HUNDRED MILLION DOLLARS ($500,000,000).

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 11.21.

“All-In Yield” means, with respect to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Eurodollar Rate or Base Rate floor (in the case of any Incremental Tranche B Term Facility solely to the extent greater than any Eurodollar Rate or Base Rate floor applicable to any then existing Tranche B Term Facility), or otherwise, in each case, incurred or payable by the Borrower generally to all the lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity at the time of its incurrence of the applicable Indebtedness; and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees and similar fees (regardless of whether paid in whole or in part to any or all lenders) or other fees not paid generally to all lenders of such Indebtedness.

“Alternative Currency” means Sterling.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and (b) with respect to such Lender’s portion of an outstanding Term Facility at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Term Facility held by such Lender at such time subject to adjustment as provided in Section 2.15. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16 or 2.17, as applicable.

“Applicable Rate”

(a) with respect to the Revolving Loans, the Refinancing Tranche A Term Loan, the Letter of Credit Fees and the Commitment Fee, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

Pricing Tier	Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans	Commitment Fee
1	< 3.50:1.0	1.75%	0.75%	0.20%
2	≥ 3.50:1.0 but < 4.00:1.0	2.00%	1.00%	0.25%
3	≥ 4.00:1.0 but < 4.50:1.0	2.25%	1.25%	0.30%
4	≥ 4.50:1.0 but < 5.25:1.0	2.50%	1.50%	0.35%
5	≥ 5.25:1.0	2.75%	1.75%	0.40%

(b) with respect to the Tranche B-1 Term Loan, 3.00% in the case of Eurodollar Rate Loans and 2.00% in the case of Base Rate Loans;

(c) with respect to the Tranche B-2 Term Loan, 3.00% in the case of Eurodollar Rate Loans and 2.00% in the case of Base Rate Loans;

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b); provided, however, that (a) if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Pro Rata Facilities Lenders, Pricing Tier 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered, (b) the Applicable Rate in effect from the date of incurrence of any Incremental Facility or Senior Unsecured Indebtedness (other than a Copper Acquisition Facility) after the Sixth Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b) for the first full fiscal quarter ending after the date of incurrence of such Incremental Facility or Senior Unsecured Indebtedness shall be the higher of (i) the Applicable Rate in effect immediately prior to the date of incurrence of such Incremental Facility or Senior Unsecured Indebtedness or (ii) the Applicable Rate determined based on the Consolidated Leverage Ratio set forth in the Pro Forma Compliance Certificate delivered pursuant to Section 7.16(b) and (c) the Applicable Rate in effect from the Refinancing Facilities Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b) for the first fiscal quarter ending after the Refinancing Facilities Amendment Effective Date shall be determined based on Pricing Tier 5. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of (a) MLPF&S, in its capacity as joint lead arranger and joint bookrunner and (b) each other Person named as a joint lead arranger and joint bookrunner on the cover page of this Agreement or any amendment to this Agreement, in such Person’s capacity as joint lead arranger and joint bookrunner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, with respect to any Person on any date, (a) in respect of any Capital Lease, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, (c) in respect of any Securitization Transaction, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease).

“Availability Period” means, with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1.0%, (b) the Prime Rate and (c) the Eurodollar Rate plus 1.0%; provided that, notwithstanding the foregoing, the “Base Rate” with respect to the Tranche B-1 Term Loan shall in no event be less than 0.00% per annum and with respect to the Tranche B-2 Term Loan shall in no event be less than 0.00% per annum.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Bridge Senior Unsecured Indebtedness” has the meaning specified in Section 8.03(m). If any Indebtedness constitutes Bridge Senior Unsecured Indebtedness and Permanent Senior Unsecured Indebtedness, then such Indebtedness shall be deemed Permanent Senior Unsecured Indebtedness; provided that, notwithstanding the foregoing, any rollover loan or exchange notes issued in exchange of Bridge Senior Unsecured Indebtedness shall constitute Bridge Senior Unsecured Indebtedness.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London eurodollar interbank market; and

(b) if such day relates to any dealings in any currency other than Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Businesses” has the meaning specified in Section 6.09(a).

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee that is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Pro Rata Facilities Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any

Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Pro Rata Facilities Lenders) or recognized securities dealer having capital and surplus in excess of $500 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500 million and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) the Sponsor and its Controlled Investment Affiliates) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c) the occurrence of a “Change of Control” (or any comparable term) under, and as defined in, any agreement, document or instrument governing or otherwise relating to any Senior Unsecured Indebtedness.

“Closing Date” means the date hereof.

“CMS” means the Centers for Medicare & Medicaid Services, the federal agency responsible for administering Medicare, Medicaid, SCHIP (State Children’s Health Insurance) and other federal health-related programs.

“Collateral” means a collective reference to all property (other than Excluded Property) with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the other holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement, the Mortgages and other security documents as may be executed and delivered by any Loan Party or Piper 1 pursuant to the terms of Section 7.13.

“Commitment” means, as to each Lender, the Revolving Commitment of such Lender and/or the Term Loan Commitment of such Lender.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, all capital expenditures excluding (a) Permitted Acquisitions, (b) capital expenditures made with the Net Cash Proceeds of any Disposition or Recovery Event to the extent such capital expenditure is made within the reinvestment period provided in Section 2.05(b)(ii) and (c) capital expenditures made with the Net Cash Proceeds of any Equity Issuance to the extent such capital expenditure is made within 180 days of receipt by the Borrower or any Subsidiary of such Net Cash Proceeds.

“Consolidated Cash Flow” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated EBITDA for such period minus (b) Consolidated Maintenance Capital Expenditures for such period minus (c) income taxes paid in cash during such period.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income for such period; plus (b) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period; (ii) the provision for federal, state, local and foreign income, franchise, value added, sales or other taxes payable for such period; (iii) the amount of depreciation and amortization expense for such period; (iv) non-cash charges, losses and expenses relating to the impairment of goodwill for such period incurred after the Closing Date in an aggregate amount not to exceed $40 million during the term of this Agreement; (v) unrealized losses (which are non-cash) on financial derivatives recognized in accordance with FASB ASC 815 (including embedded derivatives); (vi) non-cash compensation expense and other non-cash expenses or charges arising from the granting of stock options, stock appreciation rights or similar arrangements; (vii) any non-cash accounting adjustments (including deferred revenue write down) and any adjustments as required or permitted by the application of FASB ASC 805 (requiring the use of acquisition method of accounting for acquisitions and consolidations), FASB ASC 350 (relating to changes in accounting for the amortization of goodwill and certain other intangibles) and FASB ASC 360 (relating to the write downs of long-lived assets); (viii) any non-cash negative revenue adjustments; (ix) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses incurred as a result of the entering into and funding of the Loans on the Closing Date and the consummation of any Acquisition or Equity Issuance on or about the Closing Date in an aggregate amount not to exceed $3,000,000; (x) any amounts paid pursuant to net working capital adjustment, earn-out or other deferred purchase payment pursuant to any Acquisition consummated on or prior to the Closing Date or a Permitted Acquisition; (xi) any expense to the extent that a corresponding amount is received during such period in cash by the Borrower or any Subsidiary under any agreement providing for indemnification or reimbursement of such expense; (xii) any expenses with respect to liability or casualty events or business interruption to the extent reimbursed or advanced to the Borrower or any Subsidiary during such period by third party insurance; (xiii) unrealized losses (which are non-cash) resulting from foreign exchange translations; (xiv) any fees, expenses or charges related to any repayment of Senior Unsecured Indebtedness with the proceeds of any Equity Issuance made by the Borrower, provided that such fees, expenses or charges are deducted from, or made with, the proceeds of such Equity Issuance; (xv) any non-cash write-off of deferred financing costs and any other non-cash loss related, in each case, to the repayment of Senior Unsecured Indebtedness (including refinancings, amendments, waivers or other modifications) permitted hereunder; (xvi) for any period of four fiscal quarters ending on or after the Closing Date, fees and out-of-pocket expenses incurred in such period in connection with any Permitted Acquisition (whether or not consummated) in an amount not to exceed 10% of the aggregate consideration of such Permitted Acquisition; provided, that the aggregate amount of fees and out-of-pocket expenses added back pursuant to this clause (xvi) for all Permitted Acquisitions in such period shall not exceed (A) for any such period ending before the Fourth Amendment Effective Date, $3,000,000, (B) for any such period ending on or after the Fourth Amendment Effective Date but prior to the Fifth Amendment Effective Date, $5,000,000 and (C) for any such period ending on or after the Fifth Amendment Effective Date, $5,000,000 plus the amount of fees and out-of-pocket expenses of any Permitted Acquisition consummated prior to the Fifth Amendment Effective Date in an amount not to exceed 10% of the aggregate consideration of such Permitted Acquisition to the extent such amounts would have been added back pursuant to clause (B) and are included in such period; (xvii) up to $2,500,000 of fees and out-of-pocket expenses incurred in the fiscal quarters ending December 31, 2013 and March 31, 2014 in connection with Acquisitions that were not consummated during such period; (xviii) pro forma “run rate” cost savings, operating expense reductions and synergies related to Permitted Acquisitions, Dispositions and other specified transactions, restructurings, cost savings initiatives and other initiatives that are reasonably identifiable and projected by the Borrower to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 12 months after the relevant transaction; provided that the aggregate amount added back pursuant to this clause (xviii) shall not exceed 10% of Consolidated EBITDA (determined prior to giving effect to such adjustments); (xix) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses incurred as a result of the Fourth Amendment to this Agreement; (xx) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses incurred in connection with the UK Acquisition and any equity or debt financing entered into in connection therewith in an aggregate amount not to exceed $10,000,000; and (xxi) any of the following fees and expenses and related out-of-pocket expenses incurred in connection with the Copper Acquisition and any equity or debt financing entered into in connection therewith (in each case whether or not consummated) in an aggregate amount not to exceed $50,000,000: (A) prepayment or other breakage fees related to existing Indebtedness of Copper, (B) financial advisory fees and other similar advisory and consulting fees and expenses, (C) accounting, legal and other professional services fees and expenses and (D) financing and other similar fees; minus (c) the following, without duplication, to the extent included in calculating such Consolidated Net Income: (i) unrealized gains (which are non-cash) on financial derivatives recognized in accordance with FASB ASC 815 (including embedded derivatives); (ii) unrealized gains (which are non-cash) resulting from foreign exchange translations and (iii) any non-cash gains related to the repayment of Senior Unsecured Indebtedness (including refinancings, amendments, waivers or other modifications) permitted hereunder.

“Consolidated Excess Cash Flow” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated EBITDA for such period; minus (b) the following, without duplication: (i) Consolidated Capital Expenditures for such period (other than Consolidated Capital Expenditures financed with non-revolving Indebtedness (other than Term Loans)); (ii) the cash portion of Consolidated Interest Charges for such period; (iii) cash taxes during such period; (iv) Consolidated Scheduled Funded Debt Payments for such period; (v) voluntary or optional prepayments of Consolidated Funded Indebtedness (other than (A) voluntary or optional prepayments of the Tranche B-1 Term Loan or Tranche B-2 Term Loan or (B) voluntary or optional prepayments funded with the proceeds of the issuance of Equity Interests or any Indebtedness); (vi) any amounts paid in cash pursuant to net working capital adjustment, earn-out or other deferred purchase payment pursuant to a Permitted Acquisition during such period; (vii) any cash expenses to the extent added back pursuant to the calculation of Consolidated EBITDA in such period; and (viii) without duplication of amounts deducted from Consolidated Excess Cash Flow in prior periods, the amount of cash (other than proceeds of any issuance of Equity Interests or Indebtedness) used by the Loan Parties to make any Permitted Acquisition, Investment (other than by the Borrower or any Subsidiary in the Borrower or any Subsidiary) or Restricted Payments permitted by Section 8.06(d) in such period or after such period but prior to the date a Consolidated Excess Cash Flow prepayment is required to be made pursuant to Section 2.05(b)(iv).

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Cash Flow for the period of the four fiscal quarters most recently ended to (b) Consolidated Fixed Charges for the period of the four fiscal quarters most recently ended; provided that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for any period ending after the Additional Term Loan Advance or the initial drawing of any Incremental Facility or Senior Unsecured Indebtedness (including any UK Acquisition Facilities or Copper Acquisition Facilities) but on or prior to the first anniversary of the Additional Term Loan Advance or the initial drawing of such Incremental Facility or Senior Unsecured Indebtedness, the cash portion of Consolidated Interest Charges and the Consolidated Scheduled Funded Debt Payments with respect to the Additional Term Loan Advance or such Incremental Facility or Senior Unsecured Indebtedness included in Consolidated Fixed Charges for such period shall be determined by annualizing the amount of the cash portion of Consolidated Interest Charges and the Consolidated Scheduled Funded Debt Payments with respect to the Additional Term Loan Advance or such Incremental Facility or Senior Unsecured Indebtedness for the then elapsed quarters during such period on a simple arithmetic basis.

“Consolidated Fixed Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) the cash portion of Consolidated Interest Charges for such period plus (b) Consolidated Scheduled Funded Debt Payments for such period plus (c) Restricted Payments paid in cash for such period.

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (c) the implied interest component of Synthetic Leases with respect to such period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated Funded Indebtedness as of such date minus (ii) up to $40 million of Qualified Cash to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Maintenance Capital Expenditures” means, for any period, an amount equal to two percent (2.0%) of total revenues of the Borrower and its Subsidiaries on a consolidated basis for such period.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, net income (including extraordinary losses but excluding extraordinary gains) for such period; provided that Consolidated Net Income shall exclude (a) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, and (b) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (a) of this proviso).

“Consolidated Scheduled Funded Debt Payments” means for any period for the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness. For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Indebtedness and (c) shall not include any voluntary or mandatory prepayments.

“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated Funded Indebtedness (other than Funded Indebtedness that is not secured by a Lien on any property of the Borrower or any Subsidiary) as of such date minus (ii) up to $40 million of Qualified Cash to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Contract Provider” means, any Person or any employee, agent or subcontractor of such Person who provides professional health care services under or pursuant to any contract or other arrangement with the Borrower or any Subsidiary.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Controlled Investment Affiliate” means, with respect to the Sponsor, any other Person that is (a) controlled by, or under common control with, the Sponsor and (b) engaged solely in the business of making equity or debt investments in the ordinary course of business. For purposes of this definition “control” means the power to direct or cause the direction of management of a Person, whether by contract or otherwise.

“Copper” means CRC Health Group, Inc., a Delaware corporation.

“Copper Acquisition” means the acquisition by the Borrower or a Wholly Owned Subsidiary of all of the Equity Interests of Copper pursuant to the Copper Acquisition Documents.

“Copper Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of October 29, 2014 by and among Borrower, Copper Acquisition Co., Inc., and Copper.

“Copper Acquisition Closing Date” means the date that the Copper Acquisition is consummated and the funding of the Copper Acquisition Facilities occurs.

“Copper Acquisition Costs” means (a) the purchase price for the Copper Acquisition, (b) the refinancing or repayment of third party indebtedness for borrowed money of Copper and its Subsidiaries and (c) fees, costs and expenses incurred in connection with the Copper Acquisition and the equity and debt financings entered into in connection therewith.

“Copper Acquisition Documents” means the Copper Acquisition Agreement and all other documents, agreements and instruments entered into in connection with the Copper Acquisition, in each case including the disclosure schedules thereto.

“Copper Acquisition Facilities” means Incremental Facilities, Bridge Senior Unsecured Indebtedness and/or Permanent Senior Unsecured Indebtedness the proceeds of which are used to finance the Copper Acquisition Costs.

“Copper Acquisition Flex Provisions” means (a) the removal of the provisions related to Limited Condition Acquisitions, (b) a reduction in the cap on Qualified Cash permitted to be netted in Consolidated Leverage Ratio and Consolidated Senior Secured Leverage Ratio and (c) a reduction in the size of the baskets permitted in Section 8.02(m) and 8.02(n).

“Copper Acquisition Revolving Loans” means Revolving Loans the proceeds of which are used to finance a portion of the Copper Acquisition Costs on the Copper Acquisition Closing Date.

“Copper Letters of Credit” means those Letters of Credit outstanding on the Copper Acquisition Closing Date that are issued for the benefit of Copper or any of its Subsidiaries by Citibank, N.A as set forth on a Letter of Credit Report delivered by Citibank, N.A. on or prior to the Copper Acquisition Closing Date.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debt Issuance” means the issuance by the Borrower or any Subsidiary of any Indebtedness other than Permitted Indebtedness.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of any applicable cure periods, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Revolving Loans that are Eurodollar Rate Loans plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor

Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(d)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by the Borrower or any Subsidiary, including any Sale and Leaseback Transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the disposition of inventory in the ordinary course of business; (b) the disposition of machinery and equipment no longer used or useful in the conduct of business of the Borrower and its Subsidiaries in the ordinary course of business; (c) the disposition of property to the Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (d) the disposition of accounts receivable in connection with the collection or compromise thereof; (e) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; (f) the sale or disposition of Cash Equivalents for fair market value; (g) any Recovery Event; and (h) the surrender of leases, subleases, licenses and sublicenses upon expiration or otherwise in the ordinary course of business.

“Disqualified Institutions” means (a) any Person designated by the Borrower as a “Disqualified Institution” on Schedule 1.01, (b) any other Person that is a bona fide competitor of the Borrower or any of the Borrower’s Subsidiaries each of which has been designated by the Borrower as a “Disqualified Institution” by name on Schedule 1.01 or such other bona fide competitor identified in writing to the Administrative Agent as an update to Schedule 1.01; provided that such designation shall become effective one day after the date that such written designation to the Administrative Agent is made available to the Lenders on IntraLinks, Syndtrak or another similar electronic system but which shall not apply retroactively to disqualify any Persons that have previously become a Lender) and (c) any Affiliate of Persons identified in clause (a) or (b) to the extent such entity is clearly identifiable as an Affiliate of such Person based solely on such Affiliate’s name.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that (a) is organized under the laws of any state of the United States or the District of Columbia and (b) is not owned by a Subsidiary that is not organized under the laws of any state of the United States or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b) and (g) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means any issuance by the Borrower or any Subsidiary of its Equity Interests to any Person, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, (d) any issuance of its Equity Interests as consideration for a Permitted Acquisition and (e) any issuance of Equity Interests from a Subsidiary to the Borrower or another Subsidiary. The term “Equity Issuance” shall not be deemed to include any Disposition.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the institution by the PBGC of proceedings to terminate a Pension Plan; (e) the determination that any Pension Plan is considered an at-risk plan under Section 430 of the Internal Revenue Code or Section 303 of ERISA or a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Section 305 of ERISA; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; provided, further, that with respect to the Tranche B-1 Term Loan, in no event shall the Eurodollar Rate be less than 0.75% per annum and with respect to the Tranche B-2 Term Loan, in no event shall the Eurodollar Rate be less than 0.75% per annum.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Account” means any deposit account or securities account that (a) has a balance of less than $250,000, (b) contains solely funds for accrued payroll, taxes or employee benefits, (c) contains solely funds held in trust for third parties or (d) is a Government Receivables Account.

“Excluded Domestic Subsidiary” means any Domestic Subsidiary (other than an Immaterial Subsidiary) which substantially all of its assets consist solely of Equity Interests of a Foreign Subsidiary or intercompany debt owing by a Foreign Subsidiary.

“Excluded Property” means, with respect to any Loan Party, (a) any owned real property which on an individual basis has a fair market value (as reasonably determined by the Borrower) of less than $5,000,000, (b) any leased real property, (c) any Excluded Account, (d) any vehicles or rolling stock, (e) any IP Rights for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (f) any personal property (other than personal property described in clause (e) above) for which the attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code, unless requested by the Administrative Agent or the Required Lenders, (g) the Equity Interests of any Foreign Subsidiary to the extent not required to be pledged to secure the Obligations pursuant to Section 7.13(a), (h) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (i) any rights or interest in any lease, license, contract or other agreement of any Loan Party if the grant of a security interest in such lease, license, contract or other agreement in the manner contemplated by the Loan Documents is prohibited under the terms of such lease, license, contract or other agreement or under applicable Law or would result in default thereunder, the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both), in each case except to the extent that (x) such prohibition could not be rendered ineffective pursuant to the applicable Uniform Commercial Code or any other applicable Law (including Debtor Relief Laws) or principles of equity and (y) such prohibition has not been waived, terminated or eliminated (after such Loan Party has used commercially reasonable efforts to obtain such consent upon the request of the Administrative Agent), (j) any United States intent-to-use trademark application, but only to the extent that, and solely during the period if any in which, the grant of a security interest therein would impair the validity or enforceability of any such intent-to-use trademark application, (k) tangible personal property which would constitute contents on any fee owned real property, (i) on a Mortgaged Property and (ii) in a special flood hazard area, and (l) any other property that the Administrative Agent determines, in its sole discretion, that the expense of attaching and/or perfecting a Lien therein under applicable Law is excessive in relation to the value of such property.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exclusion Event” means an event or related events resulting in the exclusion of the Borrower or any Subsidiary from participation in any Medical Reimbursement Programs.

“Existing Indebtedness” has the meaning specified in Section 5.01.

“Existing Letters of Credit” means (a) those Letters of Credit outstanding on the Closing Date and identified on Schedule 2.03 and (b) the Copper Letters of Credit.

“Facilities” has the meaning specified in Section 6.09(a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means, collectively, (a) the letter agreement dated January 15, 2013 among the Borrower, Bank of America and MLPF&S, (b) the letter agreements dated June 3, 2014 among the Borrower, Bank of America and MLPF&S, (c) the letter agreements dated October 29, 2014 among the Borrower, Bank of America and MLPF&S and (d) the letter agreement dated November 2, 2016 between the Borrower and MLPF&S.

“Fifth Amendment Effective Date” means June 16, 2014.

“Financial Covenant Default” means a Default under Section 8.11.

“First Incremental Facility Amendment Effective Date” means February 11, 2015.

“Foreign Borrower” has the meaning specified in Section 2.18.

“Foreign Tranche Amendment” has the meaning specified in Section 2.18.

“Foreign Tranche” has the meaning specified in Section 2.18.

“Foreign Tranche Lender” has the meaning specified in Section 2.18.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment Effective Date” means February 13, 2014.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations, whether current or long-term, for borrowed money (including the Obligations (other than obligations under Swap Contracts)) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all purchase money indebtedness;

(c) the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d) the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(e) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(f) the Attributable Indebtedness of Capital Leases, Sale and Leaseback Transactions, Synthetic Leases and Securitization Transactions;

(g) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(i) all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

(j) all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to such Person.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“Government Receivable” means any Receivable that, consistent with the past accounting practices of the Borrower and its Subsidiaries, is initially classified as a Medicare Receivable, Medicaid Receivable or other government Receivable.

“Government Receivables Account” means an account established by a Loan Party and used solely for receipt of Government Receivables.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) each Domestic Subsidiary identified as a “Guarantor” on the signature pages hereto, (b) each Person that joins as a Guarantor pursuant to Section 7.12 or otherwise, (c) with respect to (i) Obligations under any Swap Contract between any Subsidiary and any Secured Swap Provider that is permitted to be incurred pursuant to Section 8.03(d), (ii) Obligations under any Treasury Management Agreement between any Subsidiary and any Lender or Affiliate of a Lender and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, the Borrower, and (d) the successors and permitted assigns of the foregoing.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and the related regulations promulgated thereunder from time to time, including 45 CFR Parts 160, 162 and 164.

“HITECH Act” means the Health Information Technology for Economic and Clinical Health Act, which is part of the American Recovery and Reinvestment Act of 2009, and the related regulations promulgated from time to time thereunder.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Immaterial Subsidiary” means any Subsidiary that does not have as of the date of determination (a) revenues in excess of $250,000 for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b), or (b) property with an aggregate fair market value in excess of $250,000.

“Incremental Facility” has the meaning specified in Section 2.16.

“Incremental Facility Amendment” has the meaning specified in Section 2.16.

“Incremental Facility Commitment” means a commitment to an Incremental Facility.

“Incremental Facility Flex Amendment” has the meaning specified in Section 2.16.

“Incremental Revolving Increase” has the meaning specified in Section 2.16.

“Incremental Term Facility” has the meaning specified in Section 2.16.

“Incremental Tranche A Term Facility” has the meaning specified in Section 2.16.

“Incremental Tranche A Term Loan” has the meaning provided in the Second Incremental Facility Amendment to this Agreement.

“Incremental Tranche B Term Facility” has the meaning specified in Section 2.16.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Indebtedness;

(b) the Swap Termination Value of any Swap Contract;

(c) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intercompany Indebtedness” means Indebtedness owing by a Loan Party to another Loan Party.

“Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 6.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower or any Subsidiary or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.12 executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.

“Judgment Currency” has the meaning specified in Section 11.21.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means each of (a) Bank of America in its capacity as issuer of Letters of Credit hereunder, (b) Citibank, N.A. in its capacity as issuer of the Copper Letters of Credit hereunder (without giving effect to any renewal or extension thereof) and (c) any successor issuer of Letters of Credit hereunder. The term “L/C Issuer” when used with respect to a Letter of Credit or the L/C Obligations relating to a Letter of Credit shall refer to the L/C Issuer that issued such Letter of Credit.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Revolving Commitments and (b) (i) $20,000,000 or (ii) such greater amount as may be approved by the Required Revolving Lenders and the L/C Issuer. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means an Acquisition, the consummation of which by the Borrower or any of its Wholly Owned Subsidiaries is not expressly conditioned on the availability of, or on obtaining, third party financing.

“Limited Condition Testing Date” means, with respect to any Limited Condition Acquisition, (a) the date the acquisition agreement for such Limited Condition Acquisition is executed by the parties thereto and (b) in the case of any financial test, the end of the period of the four fiscal quarters most recently ended prior to the date in clause (a) for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan, Swing Line Loan or a Term Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, the Collateral Documents, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 and the Fee Letter (but specifically excluding any Swap Contract between the Borrower or any Subsidiary and any Secured Swap Provider and any Treasury Management Agreement between the Borrower or any Subsidiary and any Lender or Affiliate of a Lender).

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans or a Term Loan, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed or authenticated by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Major Default” means (a) an Event of Default arising under Section 9.01(a) (with respect to solely the non-payment of principal or interest); (b) an event of default (or comparable term) under the 2018 Indenture, the 2021 Indenture or the 2022 Indenture arising solely as a result of the non-payment of principal or interest thereunder or any proceeding against the Borrower or any Subsidiary under applicable bankruptcy laws; or (c) any acceleration of the obligations of the Borrower under the Loan Documents, the 2018 Indenture, the 2021 Indenture or the 2022 Indenture.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document to which it is a party; (c) a material impairment of the ability of any Loan Party or Piper 1 to perform its obligations under any Loan Document to which it is a party; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party or Piper 1 of any Loan Document to which it is a party.

“Material Domestic Subsidiary” means any Wholly Owned Domestic Subsidiary that is not (a) an Immaterial Subsidiary or (b) an Excluded Domestic Subsidiary.

“Material Indebtedness” means any Indebtedness (other than Indebtedness arising under the Loan Documents and Indebtedness arising under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.

“Maturity Date” means (a) as to the Pro Rata Facilities Obligations, November 30, 2021, (b) as to the Tranche B-1 Term Loan, February 11, 2022 and (c) as to the Tranche B-2 Term Loan, February 16, 2023; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Medicaid” means that means-tested entitlement program under Title XIX of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the United States Code.

“Medicaid Provider Agreement” means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier, under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

“Medicaid Receivable” means any Receivable with respect to which the obligor is a state or, to the extent provided by Law, the United States acting through a state’s Medicaid agency that arises out of charges reimbursable to the Borrower or any Subsidiary under Medicaid.

“Medicaid Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act; (b) all applicable provisions of all publically available federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all publically available federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above; (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (d) all applicable provisions of all publically available rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all publically available state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (b) above.

“Medical Reimbursement Programs” means a collective reference to the Medicare, Medicaid and TRICARE programs and any other health care program operated by or financed in whole or in part by any foreign or domestic federal, state or local government.

“Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.

“Medicare Provider Agreement” means an agreement entered into between CMS (or other such entity administering the Medicare program on behalf of the CMS) and a health care provider or supplier, under which such health care provider or supplier agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

“Medicare Receivable” means any Receivable with respect to which the obligor is the United States that arises out of charges reimbursable to the Borrower or any Subsidiary under Medicare.

“Medicare Regulations” means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any successor statutes thereto; together with all applicable provisions of all publically available rules, regulations, manuals and orders promulgated thereunder and all publically available administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including CMS, the OIG, the United States Department of Health and Human Services, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement) and its successors.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgaged Property” means any real property that is owned or leased by a Loan Party and is subject to a Mortgage.

“Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent, for the benefit of the holders of the Obligations, a security interest in the fee interests and/or leasehold interests of any Loan Party in any real property.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party makes or is obligated to make contributions, or has any liability (including on account of any ERISA Affiliate).

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by the Borrower or any Subsidiary in respect of any Disposition, Recovery Event, Debt Issuance or Equity Issuance net of (a) direct costs incurred in connection therewith (including legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition or any Recovery Event, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Disposition, Recovery Event, Debt Issuance or Equity Issuance.

“Ninth Amendment Effective Date” means the date the “Closing Date” occurs as defined in that Certain Sale and Purchase Deed, dated as of December 31, 2015 among Whitewell UK Investments 1 Limited, as purchaser, the Borrower, as purchaser guarantor and the sellers identified on schedule 1 thereto and Appleby Trust (Jersey) Limited, as trustee of the Priory Equity Plan Employee Trust.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders (or in the case of a consent, waiver or amendment that requires the approval of all affected Lenders, has been approved by affected Lenders holding more than more than 50% of the aggregate outstanding principal amount of all Loans (and unutilized Commitments, if any) held by all affected Lenders).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” has the meaning specified in Section 2.11(a).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between the Borrower or any Subsidiary and any Secured Swap Provider that is permitted to be incurred pursuant to Section 8.03(d) and (b) all obligations under any Treasury Management Agreement between the Borrower or any Subsidiary and any Lender or Affiliate of a Lender; provided; however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OIG” means the Office of Inspector General of the United States Department of Health and Human Services or any other regulatory body which succeeds to the functions thereof.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Park Royal” means, The Pavilion at HealthPark, LLC, a Florida limited liability company, d/b/a Park Royal Hospital.

“Park Royal IRB Debt” has the meaning specified in Section 8.03.

“Participant” has the meaning specified in Section 11.06(d).

“Patient” means, on any date, any natural person for whom any health care items or services have been provided or performed prior to such date by the Borrower or any Subsidiary (other than any such person with respect to whom the applicable obligor on the Receivable originated in connection therewith would not reasonably be expected to approve payment thereunder).

“Payor” means any third party liable for payment for health care items or services provided or performed by the Borrower or any Subsidiary, including all Medical Reimbursement Programs, private insurance companies, Blue Cross/Blue Shield, health maintenance organizations, preferred provider organizations, managed care systems and alternative delivery systems.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (excluding a Multiemployer Plan) that is maintained or is contributed to by any Loan Party or with respect to which a Loan Party has any liability (including on account of any ERISA Affiliate) and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permanent Senior Unsecured Indebtedness” has the meaning specified in Section 8.03(n).

“Permitted Acquisition” means the UK Acquisition, the Copper Acquisition and any other Investment consisting of an Acquisition by the Borrower or any Subsidiary, provided that (except in the case of the UK Acquisition and the Copper Acquisition) (a) the Standard Conditions are satisfied, (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in a line of business that the Borrower and its Subsidiaries are permitted to engage in pursuant to Section 8.07, (c) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto); provided that with respect to a Limited Condition Acquisition, such requirement shall be (i) tested on the Limited Condition Testing Date and (ii) subject to Section 5.02 on the date such Acquisition is consummated and (e) if such transaction involves the purchase of an interest in a partnership between any Loan Party as a general partner and entities unaffiliated with the Borrower as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly owned by such Loan Party newly formed for the sole purpose of effecting such transaction.

“Permitted Liens” means, at any time, Liens in respect of property of the Borrower or any Subsidiary permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Indebtedness” means, at any time, Indebtedness permitted under Section 8.03.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PHC Joint Ventures” means Behavioral Health Partners, LLC.

“Piper 1” means Partnerships In Care UK 1 Limited, a company incorporated in England and Wales and a Wholly Owned Subsidiary of the Borrower.

“Piper 2” means Partnerships In Care UK 2 Limited, a company incorporated in England and Wales and a Wholly Owned Subsidiary of Piper 1.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any such Plan to which any Loan Party is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 7.02.

“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Forma Basis” means, with respect to any transaction, that for purposes of calculating the financial covenants set forth in Section 8.11, such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b). In connection with the foregoing, (a) with respect to any Disposition or Recovery Event, (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any Acquisition, (i) income statement and cash flow statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement and cash flow statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the financial covenants set forth in Section 8.11 recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis.

“Pro Rata Facilities Commitments” means the Revolving Commitments and the Refinancing Tranche A Term Loan Commitments.

“Pro Rata Facilities Lender” means any Lender that holds (a) Pro Rata Facilities Commitments or (b) Pro Rata Facilities Obligations.

“Pro Rata Facilities Obligations” means the Revolving Loans, the Swing Line Loans, the L/C Obligations and the Refinancing Tranche A Term Loan.

“Public Lender” has the meaning specified in Section 7.02.

“Qualified Cash” means cash or Cash Equivalents of the Loan Parties that (a) are maintained in a deposit account with the Administrative Agent or in a deposit account that is subject to an account control agreement in form and substance reasonably satisfactory to the Administrative Agent, (b) do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Borrower and (c) are not subject to a Lien (other than Liens of the type described in Sections 8.01(a), (m) and (n)).

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property Security Documents” means with respect to any real property owned by a Loan Party:

(a) fully executed and notarized Mortgages encumbering the fee interest of any Loan Party in such real property;

(b) if requested by the Administrative Agent in its sole discretion, maps or plats of an as-built survey of the sites of such real property certified to the Administrative Agent and the title insurance company issuing the policies referred to in clause (c) of this definition in a manner reasonably satisfactory to each of the Administrative Agent and such title insurance company, dated a date reasonably satisfactory to each of the Administrative Agent and such title insurance company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 2005 with all items from Table A thereof completed, except for Nos. 5 and 12;

(c) ALTA mortgagee title insurance policies issued by a title insurance company reasonably acceptable to the Administrative Agent with respect to such real property, assuring the Administrative Agent that the Mortgage covering such real property creates a valid and enforceable first priority mortgage lien on such real property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include such endorsements as are reasonably requested by the Administrative Agent;

(d) evidence as to (i) whether such real property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and (ii) if such real property is a Flood Hazard Property, (A) whether the community in which such real property is located is participating in the National Flood Insurance Program, (B) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (1) as to the fact that such real property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of insurance policies or certificates of insurance of the Borrower and its Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent and its successors and/or assigns as sole loss payee on behalf of the Lenders;

(e) if requested by the Administrative Agent in its sole discretion, an environmental assessment report, as to such real property, in form and substance and from professional firms acceptable to the Administrative Agent;

(f) if requested by the Administrative Agent in its sole discretion, evidence reasonably satisfactory to the Administrative Agent that such real property, and the uses of such real property, are in compliance in all material respects with all applicable zoning laws (the evidence submitted as to which should include the zoning designation made for such real property, the permitted uses of such real property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks); and

(g) if requested by the Administrative Agent in its sole discretion, an opinion of legal counsel to the Loan Party granting the Mortgage on such real property, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent.

“Receivables” means all Patient accounts existing or hereafter created, any and all rights to receive payments due on such accounts from any Patient or Payor under or in respect of such account to the extent not evidenced by an instrument or chattel paper, and all proceeds of, or in any way derived from, any of the foregoing, whether directly or indirectly (including all interest, finance charges and other amounts payable by the obligor in respect thereof).

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recovery Event” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Borrower or any Subsidiary.

“Refinancing Costs” means, with respect to the refinancing of any Indebtedness, an amount equal to the premium or other reasonable amount paid, accrued interest (other than the non-cash portion of the interest rate that accrued to principal) and fees and expenses incurred in connection with such refinancing.

“Refinancing Facilities Amendment Effective Date” means November 30, 2016.

“Refinancing Facility” has the meaning specified in Section 2.17.

“Refinancing Facility Amendment” has the meaning specified in Section 2.17.

“Refinancing Revolving Facility” means a Refinancing Facility that is a revolving credit facility.

“Refinancing Tranche A Term Facility” has the meaning specified in Section 2.17.

“Refinancing Tranche A Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Refinancing Tranche A Term Loan to the Borrower pursuant to the Refinancing Facilities Amendment to this Agreement in the principal amount set forth opposite such Lender’s name on Schedule A to the Refinancing Facilities Amendment to this Agreement. The aggregate principal amount of the Refinancing Tranche A Term Loan Commitment of all of the Lenders in effect on the Refinancing Facilities Amendment Effective Date is FOUR HUNDRED MILLION DOLLARS ($400,000,000).

“Refinancing Tranche A Term Loan” has the meaning set forth in the Refinancing Facilities Amendment to this Agreement.

“Refinancing Tranche B Term Facility” has the meaning specified in Section 2.17.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments and the outstanding Loans (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) or (b) if the Commitments have been terminated, the outstanding Loans (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition). The unfunded Commitments of, and the outstanding Loans, L/C Obligations and participations therein held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Pro Rata Facilities Lenders” means, as of any date of determination, Lenders holding in the aggregate more than 50% of (a) the unfunded Pro Rata Facilities Commitments and the outstanding Pro Rata Facilities Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) or (b) if the Pro Rata Facilities Commitments have been terminated, the outstanding Pro Rata Facilities Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition). The unfunded Pro Rata Facilities Commitments and the outstanding Pro Rata Facilities Obligations and participations therein held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Pro Rata Facilities Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, as of any date of determination, Lenders holding in the aggregate more than 50% of (a) the unfunded Revolving Commitments and the outstanding Revolving Loans (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) or (b) if the Revolving Commitments have been terminated, the outstanding Revolving Loans (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition). The unfunded Revolving Commitments of, and the outstanding Revolving Loans, L/C Obligations and participations therein held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Responsible Officer” means the chief executive officer, president, chief or senior financial officer, treasurer, assistant treasurer or controller of a Loan Party, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Retained Rights” means, with respect to any Government Receivable, the rights of the Borrower or any Subsidiary granted by applicable law and regulations over such Government Receivable, including, without limitation, and as applicable, the collection thereof and discretion over the transfer thereof to any party (including the Administrative Agent) and to enforce the claim giving rise to such Government Receivable against such Governmental Authority, in the absence of a court order in the manner expressly contemplated by applicable state and federal law.

“Revaluation Date” means with respect to any Letter of Credit, each of the following: (a) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (c) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (d) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to any Revolving Facility, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16 or 2.17, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Facility” means each revolving facility provided under this Agreement including the Revolving Facility established pursuant to Section 2.01(a), any Incremental Revolving Increase and any Refinancing Facility that is a revolving credit facility.

“Revolving Loan” means each Loan provided under this Agreement pursuant to a Revolving Facility.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Person, any arrangement, directly or indirectly, whereby such Person shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any international economic sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Satisfaction in Full” or “Satisfied in Full” means, with respect to the Obligations, as of any date, that, as of such date, (a) all principal and interest accrued to such date which constitute Obligations arising under the Loan Documents shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations arising under the Loan Documents shall have been paid in full in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) Cash Collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the L/C Issuer, (d) if a Secured Swap Provider has provided prior written notice to the Administrative Agent thereof, all amounts then due and payable (or which will be due and payable following notice or expiration of any grace period) which constitute Obligations arising under Swap Contracts shall have been paid in full in cash or cash collateralized in an amount and manner satisfactory to the counterparty to such Swap Contract (or, in the case of such a Swap Contract provided or arranged by GE Capital, GE Capital), (e) if the Administrative Agent has commenced exercising remedies under Section 9.02, all amounts then due and payable which constitute Obligations arising under Treasury Management Agreements shall have been paid in full in and (f) the Commitments shall have expired or been terminated in full.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Incremental Facility Amendment Effective Date” means February 16, 2016.

“Secured Party Designation Notice” shall mean a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit 1.01.

“Secured Swap Provider” means (a) a Lender or an Affiliate of a Lender (or any Person that was a Lender or Affiliate of a Lender at the time such Person entered into the applicable Swap Contract) and (b) any other Person that entered into the applicable Swap Contract with the Borrower or any Subsidiary if the applicable Swap Contract was provided or arranged by GE Capital or an Affiliate of GE Capital and any assignee of such Person.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the security and pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties.

“Senior Unsecured Indebtedness” means Bridge Senior Unsecured Indebtedness and Permanent Senior Unsecured Indebtedness.

“Senior Unsecured Indebtedness Standard Terms” means each of the following:

(a) such Indebtedness shall not be subject to any scheduled redemptions, scheduled repurchases or other scheduled payments of principal (other than the scheduled payment of principal on the maturity date of such Indebtedness);

(b) such Indebtedness shall not be subject to any covenants or events of default that are materially more restrictive than covenants and events of default that are usual and customary for senior unsecured high yield notes giving due regard to prevailing conditions in the syndicated loan and financial markets and operational requirements of the Borrower and its Subsidiaries (other than, in the case of Bridge Senior Unsecured Indebtedness, limitations on restricted payments and the incurrence of indebtedness which limitations may be more restrictive), unless approved by the Administrative Agent;

(c) at any time (i) no single Affiliate of the Borrower shall hold more than 5% of such Indebtedness and (ii) all Affiliates of the Borrower shall not hold in the aggregate more than 15% of such Indebtedness; and

(d) no Default shall exist on the effective date of such Senior Unsecured Indebtedness is incurred or would exist after giving effect to such Senior Unsecured Indebtedness, provided that in the case such Senior Unsecured Indebtedness the proceeds of which are used to finance a Limited Condition Acquisition, (i) such requirement shall be tested on the Limited Condition Testing Date and (ii) the only Defaults the absence of which shall be required for the incurrence of such Senior Unsecured Indebtedness on the date such Senior Unsecured Indebtedness is funded shall be those Defaults set forth in Sections 9.01(a), (e) (solely with respect to any payment default under any Senior Unsecured Indebtedness), (f) and (g), with such additions or deletions to such Defaults as agreed by the Administrative Agent in its sole discretion.

“Sixth Amendment Effective Date” means December 15, 2014.

“Solvent” means, with respect to any Person as of a particular date, that on such date (a) the sum of the liabilities (including contingent liabilities) of such Person does not exceed the present fair saleable value of the assets of such Person, (b) the present fair saleable value of the assets of such Person is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person as they become absolute and matured, (c) the capital of such Person is not unreasonably small in relation to their business as conducted on such date, (d) such Person has not incurred debts or other liabilities, including current obligations, beyond its ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise), (e) such Person is “solvent” as defined under applicable law. The amount of any contingent liability is the amount that, in light of all of the facts and circumstances known to the Borrower on such date, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” has the meaning specified in Section 4.08.

“Specified Representations” means (a) the representations made by or with respect to Copper and its subsidiaries in the acquisition agreement for the Copper Acquisition as are material to the interests of the Lenders, but only to the extent that the Borrower or any Wholly Owned Subsidiary of the Borrower party to the Copper Acquisition as the buyer has the right to terminate its obligations under the Copper Acqusition Agreement, as a result of a breach of such representations in the Copper Acqusition Agreement and (b) the representations and warranties made in Section 6.01(a) (as to valid existence), Section 6.01(b)(ii), the first clause of Section 6.02, Section 6.02(a), Section 6.02(b)(i) (solely with respect to the 2018 Indenture, the 2021 Indenture or the 2022 Indenture), Section 6.04, Section 6.14, Section 6.18(b) (after giving effect to the consummation of the Copper Acquisition, the borrowings under the Copper Acquisition Facilities and the payment of the Copper Acquisition Costs), Section 6.19 (but only with respect to Collateral the security interest in which may be perfected by the filing of a UCC financing statement or the delivery of certificates evidencing equity interests (and related stock powers)), Section 6.25 and Section 6.26.

“Sponsor” means Waud Capital Partners, L.L.C., a Delaware limited liability company.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Standard Conditions” means with respect to any transaction: (a) no Default shall have occurred and be continuing or would result from such transaction; provided, that, in the case of a Limited Condition Acquisition, such requirement shall be (i) tested on the Limited Condition Testing Date and (ii) subject to Section 5.02 on the effective date of such transaction, (b) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that after giving effect to such transaction on a Pro Forma Basis (i) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or

(b), (ii) the Consolidated Leverage Ratio recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) would be 0.25 less than the maximum Consolidated Leverage Ratio permitted under Section 8.11(a) as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) and (iii) the Consolidated Senior Secured Leverage Ratio recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) would be 0.25 less than the maximum Consolidated Senior Secured Leverage Ratio permitted under Section 8.11(b) as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b); provided, that for any Limited Condition Acquisition clauses (i), (ii) and (iii) shall be tested as of the Limited Condition Testing Date after giving effect to such Acquisition as if such Acquisition were consummated on such date and (c) immediately after giving effect to such transaction (or in the case of a Limited Condition Acquisition, on the Limited Condition Testing Date after giving effect to such Acquisition as if such Acquisition were consummated on such date), there shall be an aggregate of at least $5 million consisting of any combination of availability existing under the Aggregate Revolving Commitments and Qualified Cash.

“Sterling” and “£” mean pounds Sterling or the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Equity Interests entitled to vote for members of the board of directors or equivalent governing body at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit 2.04 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) (i) $20,000,000 or (ii) such greater amount as may be approved by the Required Revolving Lenders and the Swing Line Lender and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility” means each term loan provided under this Agreement including the Refinancing Tranche A Term Loan, the Tranche B-1 Term Loan, the Tranche B-2 Term Loan, any Incremental Facility that is a term loan and any Refinancing Facility that is a term loan.

“Term Loan” means the Refinancing Tranche A Term Loan, the Tranche B-1 Term Loan or the Tranche B-2 Term Loan.

“Term Loan Commitment” means the Refinacing Tranche A Term Loan Commitments, the Tranche B-1 Term Loan Commitments or the Tranche B-2 Term Loan Commitments.

“Threshold Amount” means $10 million.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Tranche A Term Facility” means the Refinancing Tranche A Term Loan, each Incremental Tranche A Term Facility and each Refinancing Tranche A Term Facility.

“Tranche B Term Facility” means each Incremental Tranche B Term Facility and each Refinancing Tranche B Term Facility.

“Tranche B-1 Repricing Amendment Effective Date” means the effective date of the Tranche B-1 Repricing Amendment to this Agreement among the Loan Parties, the Lenders holding the Tranche B-1 Term Loan and the Administrative Agent.

“Tranche B-1 Repricing Transaction” means (a) any prepayment or repayment of all or a portion of the Tranche B-1 Term Loan with the proceeds of, or any conversion or replacement of the Tranche B-1 Term Loan into, any new, converted or replacement tranche of term loan the primary purpose of which is to reduce the All-In Yield of such term loans relative to the All-In Yield of the Tranche B-1 Term Loan so prepaid, repaid or converted or (b) any amendment to this Agreement the primary purpose of which is to reduce the All-In Yield applicable to the Tranche B-1 Term Loan; but excluding, in any such case, any refinancing or repricing of the Tranche B-1 Term Loan or amendment to this Agreement in connection with any Change of Control transaction.

“Tranche B-1 Term Loan” means the term loan made to the Borrower pursuant to the First Incremental Facility Amendment to this Agreement.

“Tranche B-1 Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Tranche B-1 Term Loan to the Borrower pursuant to the First Incremental Facility Amendment to this Agreement in the principal amount set forth opposite such Lender’s name on Schedule A to the First Incremental Facility Amendment to this Agreement. The aggregate principal amount of the Tranche B-1 Term Loan Commitment of all of the Lenders in effect on the First Incremental Facility Amendment Effective Date is FIVE HUNDRED MILLION DOLLARS ($500,000,000).

“Tranche B-2 Repricing Amendment Effective Date” means the effective date of the Tranche B-2 Repricing Amendment to this Agreement among the Loan Parties, the Lenders holding the Tranche B-2 Term Loan and the Administrative Agent.

“Tranche B-2 Repricing Transaction” means (a) any prepayment or repayment of all or a portion of the Tranche B-2 Term Loan with the proceeds of, or any conversion or replacement of the Tranche B-2 Term Loan into, any new, converted or replacement tranche of term loan the primary purpose of which is to reduce the All-In Yield of such term loans relative to the All-In Yield of the Tranche B-2 Term Loan so prepaid, repaid or converted or (b) any amendment to this Agreement the primary purpose of which is to reduce the All-In Yield applicable to the Tranche B-2 Term Loan; but excluding, in any such case, any refinancing or repricing of the Tranche B-2 Term Loan or amendment to this Agreement in connection with any Change of Control transaction.

“Tranche B-2 Term Loan” has the meaning provided in the Second Incremental Facility Amendment to this Agreement.

“Tranche B-2 Term Loan Commitment” means, as to each Lender, its obligation to make its portion of the Tranche B-2 Term Loan to the Borrower pursuant to the Second Incremental Facility Amendment to this Agreement in the principal amount set forth opposite such Lender’s name on Schedule A to the Second Incremental Facility Amendment to this Agreement. The aggregate principal amount of the Tranche B-2 Term Loan Commitment of all of the Lenders in effect on the Second Incremental Facility Amendment Effective Date is NINE HUNDRED FIFTY FIVE MILLION DOLLARS ($955,000,000).

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards

(including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“TRICARE” means the health care program of the United States Department of Defense Military Health System.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UK Acquisition” means the Acquisition by a Wholly Owned Subsidiary of all of the Equity Interests of the UK Target and certain of the Equity Interests of an indirect Subsidiary of the UK Target, Partnerships in Care Property I Limited, a private limited company incorporated in England and Wales, in each case pursuant to the UK Acquisition Documents.

“UK Acquisition Agreement” means that certain Agreement, dated as of June 3, 2014, by and among Piper 2, as buyer, Partnerships in Care Holdings Limited, a company incorporated in England and Wales, as a seller, The Royal Bank of Scotland plc, as a Seller, and the Borrower.

“UK Acquisition Closing Date” means the date that the UK Acquisition is consummated and the funding of the UK Acquisition Facilities occurs.

“UK Acquisition Costs” means (a) the purchase price for the UK Acquisition, (b) the refinancing or repayment of third party indebtedness for borrowed money of the UK Target and its Subsidiaries and (c) fees, costs and expenses incurred in connection with the UK Acquisition and the equity and debt financings entered into in connection therewith.

“UK Acquisition Documents” means the UK Acquisition Agreement and all other documents, agreements and instruments entered into in connection with the UK Acquisition, in each case including the disclosure schedules thereto.

“UK Acquisition Facilities” means Incremental Facilities, Bridge Senior Unsecured Indebtedness and/or Permanent Senior Unsecured Indebtedness the proceeds of which are used to finance the UK Acquisition Costs.

“UK Disposition” means the Disposition of certain real and personal property assets located in England and Wales prior to December 31, 2016 (or such longer period as the Administrative Agent may permit in its sole discretion), necessary to comply with any Order from the U.K. Competition and Markets Authority for anti-trust purposes under U.K. Law.

“UK Target” means Partnerships in Care Investments I Limited, a private limited company incorporated in England and Wales.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Weighted Average Life” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Whitewell” means Priory Group No. 1 Limited, a company incorporated in England and Wales.

“Whitewell Acquisition” means the acquisition by the Borrower or a Wholly Owned Subsidiary of all of the Equity Interests of Whitewell pursuant to the Whitewell Acquisition Documents.

“Whitewell Acquisition Agreement” means that certain Sale and Purchase Deed dated as of December 31, 2015 (as amended or modified to the Second Incremental Facility Amendment Effective Date) by and among the Borrower, Whitewell UK Investments 1 Limited and Whitewell.

“Whitewell Acquisition Costs” means (a) the purchase price for the Whitewell Acquisition, (b) the refinancing or repayment of third party indebtedness for borrowed money of Whitewell and its Subsidiaries and (c) fees, costs and expenses incurred in connection with the Whitewell Acquisition and the equity and debt financings entered into in connection therewith.

“Whitewell Acquisition Documents” means the Whitewell Acquisition Agreement and all other documents, agreements and instruments entered into in connection with the Whitewell Acquisition, in each case including the disclosure schedules thereto.

“Whitewell Acquisition Facilities” means Incremental Facilities, Bridge Senior Unsecured Indebtedness and/or Permanent Senior Unsecured Indebtedness the proceeds of which are used to finance the Whitewell Acquisition Costs.

“Whitewell Specified Representations” means the representations and warranties made in Section 6.01(a) (as to valid existence), Section 6.01(b)(ii), the first clause of Section 6.02, Section 6.02(a), Section 6.02(b)(i) (solely with respect to the 2021 Indenture, the 2022 Indenture or the 2023 Indenture), Section 6.02(c), Section 6.03(i), Section 6.04, Section 6.14, Section 6.18(b) (after giving effect to the consummation of the Whitewell Acquisition, the borrowings under the Whitewell Acquisition Facilities and the payment of the Whitewell Acquisition Costs), Section 6.19 (but only with respect to Collateral the security interest in which may be perfected by the filing of a UCC financing statement or the delivery of certificates evidencing equity interests (and related stock powers)), Section 6.25 and Section 6.26.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Borrower.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“WW Holdings” means Whitewell UK Holding Company I Limited, a company incorporated in England and Wales and a Wholly Owned Subsidiary of the Borrower.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties, tangible and intangible, real and personal, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) If any item is required to be delivered, or any action is required to be taken, on a day other than a Business Day, such item shall be required to be delivered, and such action shall be required to be taken, on the next following Business Day.

1.03 Accounting Terms; Calculation of Financial Covenants on a Pro Forma Basis.

(a) Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data

(including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Pro Rata Facilities Lenders shall so request, the Administrative Agent, the Lenders and the Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Pro Rata Facilities Lenders and the Loan Parties); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Calculation of Financial Covenants on a Pro Forma Basis. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.11 (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis with respect to any Acquisition, Disposition or Recovery Event occurring during the applicable period. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding.

Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day; Rates; Currency Equivalents.

(a) Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(b) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, or the L/C Issuer, as applicable.

(c) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

(d) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.06 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Change of Currency.

(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Revolving Loans.

(a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as further provided herein, provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans.

(b) [Reserved.]

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of a Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Loan Notice or, as to Incremental Loans to be made on the effective date of any Incremental Facility, as to which the Advance Funding Arrangements are in effect, in accordance with the terms thereof. Upon satisfaction of the applicable conditions set forth in Section 5.02 (or, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to a Borrowing of Revolving Loans is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Borrower as provided above.

(c) During the existence of a Default, the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or any Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any Subsidiary and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such

Lender’s Revolving Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Maturity Date, unless all the Lenders that have Revolving Commitments have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency;

(F) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Maturity Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Pro Rata Facilities Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Pro Rata Facilities Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in Section 5.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative currency (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Borrower agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Altnernative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent demonstrable error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Revolving Lenders or the Required Pro Rata Facilities Lenders, as

applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.15, with its Applicable Percentage of the Aggregate Revolving Commitments, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Revolving Loans that are Eurodollar Rate Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and on the Maturity Date; and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders (or automatically upon the imposition of the Default Rate pursuant to Section 2.08), while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter (or such other amount as separately agreed in writing between the Borrower and such L/C Issuer (other than Bank of America)), computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit and on the Maturity Date. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l) L/C Issuer Reports to the Administrative Agent. Each L/C Issuer (other than Bank of America) shall provide the Administrative Agent a Letter of Credit Report (in the form of Exhibit 2.03) as of such dates and with such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer.

2.04 Swing Line Loans.

(a) Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (B) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving

Commitment, (ii) that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (iii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice). The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the

Administrative Agent’s Office not later than 3:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent demonstrable error.

(iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Borrower, any Subsidiary or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Auto Borrow Arrangement. In order to facilitate the borrowing of Swing Line Loans, the Borrower and the Swing Line Lender may mutually agree to, and are hereby authorized to, enter into an auto borrow agreement in form and substance reasonably satisfactory to the Swing Line Lender, with notice to the Administrative Agent (the “Auto Borrow Agreement”) providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in the Auto Borrow Agreement, subject to the conditions set forth herein. At any time an Auto Borrow Agreement is in effect, advances under the Auto Borrow Agreement shall be deemed Swing Line Loans for all purposes hereof, except that Borrowings of Swing Line Loans under the Auto Borrow Agreement shall be made in accordance with the terms of the Auto Borrow Agreement. For purposes of determining the Total Revolving Outstandings at any time during which an Auto Borrow Agreement is in effect, the Outstanding Amount of all Swing Line Loans shall be deemed to be the sum of the Outstanding Amount of Swing Line Loans at such time plus the maximum amount available to be borrowed under such Auto Borrow Agreement at such time.

2.05 Prepayments.

(a) Voluntary Prepayments of Loans.

(i) Revolving Loans and Term Loan. The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans and the Term Loans in whole or in part without premium or penalty (subject to Section 2.09(c) in the case of the Tranche B-1 Term Loan and Section 2.09(d) in the case of the Tranche B-2 Term Loan); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (D) any prepayment of the Term Loans, unless otherwise directed by the Borrower, shall be applied to the Refinancing Tranche A Term Loan, the Tranche B-1 Term Loan or the Tranche B-2 Term Loan as directed by the Borrower and to the remaining principal amortization payments of the applicable Term Loan in direct order of maturity. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.09(c) (if applicable) and Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii) Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory Prepayments of Loans.

(i) Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

(ii) Dispositions and Recovery Events. The Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds of any Dispositions or Recovery Event to the extent such Net Cash Proceeds are not reinvested in property that is useful in the business of the Borrower and its Subsidiaries within 365 days (or 545 days provided such Net Cash Proceeds are committed to be reinvested pursuant to a binding contract within 365 days) of such Disposition or Recovery Event (it being understood that, in each case, such prepayment shall be due immediately upon the expiration of such reinvestment period to the extent not reinvested).

(iii) Debt Issuances; Refinancing Facilities.

(A) Immediately upon receipt by the Borrower or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.

(B) Substantially concurrent with the incurrence of a Refinancing Facility the Borrower shall apply the Net Cash Proceeds of such Refinancing Facility to the prepayment of outstanding Loans being refinanced by such Refinancing Facility.

(iv) Consolidated Excess Cash Flow. Within ninety days after the end of each fiscal year of the Borrower, commencing with (A) with respect to the Tranche B-1 Term Loan, the fiscal year ending December 31, 2015 and (B) with respect to the Tranche B-2 Term Loan, the fiscal year ending December 31, 2016, the Borrower shall prepay the Tranche B-1 Term Loan and the Tranche B-2 Term Loan as hereafter provided in an aggregate amount equal to the sum of (I) 50% (if the Consolidated Senior Secured Leverage Ratio as of the end of such fiscal year is equal to or greater than 2.50:1.0), 25% (if the Consolidated Senior Secured Leverage Ratio as of the end of such fiscal year is less than 2.50:1.0 but equal to or greater than 2.00:1.0) and 0% (if the Consolidated Senior Secured Leverage Ratio as of the end of such fiscal year is less than 2.00:1.0) of Consolidated Excess Cash Flow for such fiscal year minus (II) the aggregate amount of optional principal prepayments of the Tranche B-1 Term Loan and Tranche B-2 Term Loan pursuant to Section 2.05(a)(i) during such fiscal year (other than any such prepayment funded with the proceeds of any Funded Indebtedness).

(v) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:

(A) with respect to all amounts prepaid pursuant to Section 2.05(b)(i), first, ratably to the L/C Borrowings and the Swing Line Loans, second, to the outstanding Revolving Loans, and, third, to Cash Collateralize the remaining L/C Obligations;

(B) with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii) and (iii)(A), first ratably to the Term Loans (ratably to the remaining principal amortization payments), second, ratably to the L/C Borrowings and the Swing Line Loans, third, to the outstanding Revolving Loans, and, fourth, to Cash Collateralize the remaining L/C Obligations;

(C) with respect to all amounts prepaid pursuant to Sections 2.05(b)(iii)(B), to the Loans being refinanced by the applicable Refinancing Facility; and

(D) with respect to all amounts prepaid pursuant to Sections 2.05(b)(iv), (I) with respect to the fiscal year ending December 31, 2015, to the Tranche B-1 Term Loan (ratably to the remaining principal amortization payments) and (B) with respect to the fiscal year ending December 31, 2016 and thereafter, ratably to the Tranche B-1 Term Loan and Tranche B-2 Term Loan (ratably to the remaining principal amortization payments of such Term Loan).

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05 and Section 2.09(c) (if applicable), but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06 Optional Termination or Reduction of Aggregate Revolving Commitments.

(a) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving

Commitments to an amount not less than the Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations; provided that (a) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in an aggregate amount of $5 million or any whole multiple of $1 million in excess thereof and (c) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Applicable Percentage. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

(b) Concurrent with the incurrence of a Refinancing Revolving Facility the commitments to the Revolving Facility being refinanced by such Refinancing Revolving Facility shall be automatically and permanently reduced by the amount of the Net Cash Proceeds of such Refinancing Facility. The Administrative Agent will promptly notify the Lenders of any such notice of reduction of the commitments to such Revolving Facility. Any such reduction shall be applied to the commitment of each Lender to such Revolving Facility according to its Applicable Percentage with respect to such Revolving Facility.

2.07 Repayment of Loans.

(a) Revolving Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(b) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

(c) Refinancing Tranche A Term Loan. The Borrower shall repay the outstanding principal amount of the Refinancing Tranche A Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment
March 31, 2017	$5,000,000
June 30, 2017	$5,000,000
September 30, 2017	$5,000,000
December 31, 2017	$5,000,000
March 31, 2018	$5,000,000
June 30, 2018	$5,000,000
September 30, 2018	$5,000,000
December 31, 2018	$5,000,000
March 31, 2019	$5,000,000
June 30, 2019	$5,000,000
September 30,2019	$5,000,000
December 31, 2019	$5,000,000

March 31, 2020	$7,500,000
June 30, 2020	$7,500,000
September 30, 2020	$7,500,000
December 31, 2020	$7,500,000
March 31, 2021	$10,000,000
June 30, 2021	$10,000,000
September 30, 2021	$10,000,000
Maturity Date	Outstanding Principal Balance of the Refinancing Tranche A Term Loan

(d) Tranche B-1 Term Loan. The Borrower shall repay the outstanding principal amount of the Tranche B-1 Term Loan (i) in equal quarterly installments of $1,250,000 on the last Business Day of each March, June, September and December (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02 and (ii) on the Maturity Date the outstanding principal amount of the Tranche B-1 Term Loan on such date.

(e) Tranche B-2 Term Loan. The Borrower shall repay the outstanding principal amount of the Tranche B-2 Term Loan (i) in equal quarterly installments of $2,387,500 on the last Business Day of each March, June, September and December (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02 and (ii) on the Maturity Date the outstanding principal amount of the Tranche B-2 Term Loan on such date.

2.08 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) While an Event of Default described under Section 9.01(f) exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Upon the request of the Required Pro Rata Facilities Lenders, while any Financial Covenant Default exists, the Borrower shall pay interest on the principal amount of all outstanding Pro Rata Facilities Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(v) Upon the request of the Required Lenders, while any Event of Default (other than a Financial Covenant Default that does not constitute an Event of Default in respect of the Tranche B-1 Term Loan or the Tranche B-2 Term Loan) exists (other than as set forth in clauses (b)(i), (b)(ii), (b)(iii) and (b)(iv) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(vi) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage of the Aggregate Revolving Commitments, a commitment fee (the “Commitment Fee”) equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (A) the Outstanding Amount of Revolving Loans and (B) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Commitments.

(b) Other Fees.

(i) The Borrower shall pay to MLPF&S and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

(c) Tranche B-1 Repricing Transaction. At the time of the effectiveness of any Tranche B-1 Repricing Transaction that is consummated after the Tranche B-1 Repricing Amendment Effective Date and on or prior to the date that is six months following the Tranche B-1 Repricing Amendment Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender holding the Tranche B-1 Term Loan that are either prepaid, repaid, converted or otherwise subject to a pricing reduction in connection with such Tranche B-1 Repricing Transaction (including, if applicable, any Non-Consenting Lender holding the Tranche B-1 Term Loan), a fee in an amount equal to 1.0% of (i) in the case of a Tranche B-1 Repricing Transaction described in clause (a) of the definition thereof, the aggregate principal amount of the Tranche B-1 Term Loan that is prepaid, refinanced, converted, substituted or replaced in connection with such Tranche B-1 Repricing Transaction and (ii) in the case of a Tranche B-1 Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of the Tranche B-1 Term Loan outstanding on such date that is subject to an effective pricing reduction pursuant to such Tranche B-1 Repricing Transaction. Such fees shall be earned, due and payable upon the date of the effectiveness of such Tranche B-1 Repricing Transaction.

(d) Tranche B-2 Repricing Transaction. At the time of the effectiveness of any Tranche B-2 Repricing Transaction that is consummated after the Tranche B-2 Repricing Amendment Effective Date and on or prior to the date that is six (6) months following the Tranche B-2 Repricing Amendment Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender holding the Tranche B-2 Term Loan that are either prepaid, repaid, converted or otherwise subject to a pricing reduction in connection with such Tranche B-2 Repricing Transaction (including, if applicable, any Non-Consenting Lender holding the Tranche B-2 Term Loan), a fee in an amount equal to 1.0% of (i) in the case of a Tranche B-2 Repricing Transaction described in clause (a) of the definition thereof, the aggregate principal amount of the Tranche B-2 Term Loan that is prepaid, refinanced, converted, substituted or replaced in connection with such Tranche B-2 Repricing Transaction and (ii) in the case of a Tranche B-2 Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of the Tranche B-2 Term Loan outstanding on such date that is subject to an effective pricing reduction pursuant to such Tranche B-2 Repricing Transaction. Such fees shall be earned, due and payable upon the date of the effectiveness of such Tranche B-2 Repricing Transaction.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under this Agreement. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Revolving Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent demonstrable error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit 2.11 (a “Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such

Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent demonstrable error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) if, as of the Maturity Date, any L/C Obligation for any reason remains outstanding, (iii) if the Borrower shall be required to provide Cash Collateral pursuant to Section 9.02(c) or (iv) if there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(b) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided (other than Liens permitted under Section 8.01(m)), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.05, 2.15 or 9.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with

Section 11.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 9.03), (y) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents and (z) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required Revolving Lenders” and “Required Pro Rata Facilities Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C) With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.15(b) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(b) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(c) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in Section 2.15(b) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(d) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(b)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16 Incremental Facilities.

This Agreement and the other Loan Documents may be amended at any time after the Closing Date to add one or more tranches of term loans (each an “Incremental Term Facility”) and/or increase the Aggregate Revolving Commitments (each such increase, an “Incremental Revolving Increase”; each Incremental Term Facility and each Incremental Revolving Increase is an “Incremental Facility”), at the option of the Borrower by an agreement in writing entered into by the Borrower, the Guarantors, the Administrative Agent and each Person (including any existing Lender) that agrees to provide a portion of such Incremental Facility (each, an “Incremental Facility Amendment”); provided that:

(a) except in the case of a Copper Acquisition Facility (as to which this clause (a) does not apply), the aggregate principal amount of all Incremental Facilities incurred after the Sixth Amendment Effective Date (which for the avoidance of doubt shall not include the Additional Term Loan Advance or any Copper Acquisition Facility) shall not exceed (i) $150 million plus (ii) any additional amount (which, for the avoidance of doubt, may be incurred prior to the amount described in clause (i)) so long as, in the case of this clause (ii) only, after giving effect to the incurrence of such Incremental Facility (and the use of proceeds thereof) on a Pro Forma Basis the Consolidated Senior Secured Leverage Ratio recomputed as of the end of (A) in the case of an Incremental Facility the proceeds of which are used to finance a Limited Condition Acquisition, the four fiscal quarter period for the applicable Limited Condition Testing Period and (B) in all other cases, the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) would not exceed 3.50:1.0; provided, that for purposes of such calculation, cash proceeds of such Incremental Facility shall not be netted from Consolidated Funded Indebtedness;

(b) except in the case of a Copper Acquisition Facility (as to which this clause (b) does not apply), no Default shall exist on the effective date of such Incremental Facility or would exist after giving effect to such Incremental Facility, provided that in the case of an Incremental Facility the proceeds of which are used to finance a Limited Condition Acquisition, such requirement shall be (i) tested on the Limited Condition Testing Date and (ii) subject to Section 5.02 on the effective date of such Incremental Facility;

(c) except in the case of a Copper Acquisition Facility (as to which this clause (c) does not apply), the representations and warranties of each Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the effective date of such Incremental Facility, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, provided that with respect to a Limited Condition Acquisition, such requirement shall be (i) tested on the Limited Condition Testing Date and (ii) subject to Section 5.02 on the effective date of such Incremental Facility;

(d) no existing Lender shall be under any obligation to provide any Incremental Facility Commitment and any such decision whether to provide an Incremental Facility Commitment shall be in such Lender’s sole and absolute discretion;

(e) each Person providing an Incremental Facility Commitment shall qualify as an Eligible Assignee;

(f) the Borrower shall deliver to the Administrative Agent:

(i) a certificate of each Loan Party dated as of the date of such Incremental Facility signed by a Responsible Officer of such Loan Party (A) certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Loan Party approving such Incremental Facility and (B) except in the case of a Copper Acquisition Facility (as to which this clause (B) does not apply), in the case of the Borrower, certifying that the conditions set forth in Sections 2.16(b) and (c) are true and correct as of such date specified therein;

(ii) except in the case of a Copper Acquisition Facility (as to which this clause (ii) does not apply) such amendments to the Collateral Documents as the Administrative Agent may reasonably request to cause the Collateral Documents to secure the Obligations after giving effect to such Incremental Facility, provided that, in the case of a Limited Condition Acquisition, amendments to the Collateral Documents may be delivered within 90 days after the closing of such Limited Condition Acquisition (or such longer period as the Administrative Agent may agree in its sole discretion); and

(iii) customary opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender (including each Person providing an Incremental Facility Commitment), dated as of the effective date of such Incremental Facility;

(g) except in the case of a Copper Acquisition Facility (as to which this clause (g) does not apply), in the case of an Incremental Facility the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that after giving effect to the incurrence of such Incremental Facility (and the use of proceeds thereof) on a Pro Forma Basis the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 recomputed as of the end of (i) in the case of a Limited Condition Acquisition, the period of four fiscal quarters for the applicable Limited Condition Testing Date and (ii) in all other cases, the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b);

(h) in the case of an Incremental Term Facility the Borrower and the Administrative Agent shall have mutually agreed whether such Incremental Term Facility is a term loan A (an “Incremental Tranche A Term Facility”) or a term loan B (an “Incremental Tranche B Term Facility”);

(i) in the case of an Incremental Tranche A Term Facility:

(i) the final maturity date for such Incremental Tranche A Term Facility shall not be earlier than the latest maturity date of any other Tranche A Term Facilities;

(ii) the Weighted Average Life for such Incremental Tranche A Term Facility shall not be shorter than the then remaining Weighted Average Life of any other Tranche A Term Facility;

(iii) if the All-In Yield on such Incremental Tranche A Term Facility exceeds the All-In Yield on any outstanding Tranche A Term Facility in the same currency by more than 50 basis points (0.50%) per annum, then the Applicable Rate payable by the Borrower with respect to such outstanding Tranche A Term Facility shall on the effective date of such Incremental Term Facility be increased to the extent necessary to cause the All-In Yield on such outstanding Tranche A Term Facility to be 50 basis points (0.50%) less than the All-In Yield on such Incremental Tranche A Term Facility (such increase to be allocated among such outstanding Tranche A Term Facility as reasonably determined by the Administrative Agent in consultation with the Borrower);

(iv) subject to the foregoing clauses, the other terms of such Incremental Tranche A Term Facility (including interest rate, interest rate margins, interest rate floors, fees, original issue discount, call protection or prepayment penalty, amortization and final maturity date) shall be as agreed by the Borrower and the Persons providing such Incremental Tranche A Term Facility and approved by the Administrative Agent; and

(v) such Incremental Tranche A Term Facility shall share ratably in any mandatory prepayments of the other Term Facilities pursuant to Section 2.05 (or otherwise provide for more favorable prepayment treatment for one or more of the then outstanding Term Facilities) and shall have ratable voting rights as the other Term Facilities (or otherwise provide for more favorable voting rights for one or more of the then outstanding Term Facilities);

(j) in the case of an Incremental Tranche B Term Facility:

(i) the final maturity of such Incremental Tranche B Term Facility shall not be earlier than the final maturity date of any other Term Facility;

(ii) the Weighted Average Life of such Incremental Tranche B Term Facility shall not be shorter than the then remaining Weighted Average Life of any other Term Facility;

(iii) if the All-In Yield on such Incremental Tranche B Term Facility exceeds the All-In Yield on any outstanding Tranche B Term Facility in the same currency by more than 50 basis points (0.50%) per annum, then the Applicable Rate payable by the Borrower with respect to such outstanding Tranche B Term Facility shall on the effective date of such Incremental Term Facility be increased to the extent necessary to cause the

All-In Yield on such outstanding Tranche B Term Facility to be 50 basis points (0.50%) less than the All-In Yield on such Incremental Tranche B Term Facility (such increase to be allocated among such outstanding Tranche B Term Facility as reasonably determined by the Administrative Agent in consultation with the Borrower);

(iv) subject to the foregoing clauses, the other terms of such Incremental Tranche B Term Facility (including interest rate, interest rate margins, interest rate floors, fees, original issue discount, call protection or prepayment penalty, amortization and final maturity date) shall be as agreed by the Borrower and the Persons providing such Incremental Tranche B Term Facility and approved by the Administrative Agent; and

(v) such Incremental Tranche B Term Facility shall share ratably in any mandatory prepayments of the other Term Facilities pursuant to Section 2.05 (or otherwise provide for more favorable prepayment treatment for one or more of the then outstanding Term Facilities) and shall have ratable voting rights as the other Term Facilities (or otherwise provide for more favorable voting rights for one or more of the then outstanding Term Facilities);

(k) in the case of any Incremental Revolving Increase:

(i) if any Revolving Loans are outstanding on the date of such increase, (x) each Lender providing such Incremental Revolving Increase shall make Revolving Loans, the proceeds of which shall be applied by the Administrative Agent to prepay Revolving Loans of the existing Lenders, in an amount necessary such that after giving effect thereto the outstanding Revolving Loans are held ratably among all of the Lenders with a Revolving Commitment and (y) the Borrower shall pay an amount required pursuant to Section 3.05 as a result of any such prepayment of Revolving Loans of existing Lenders; and

(ii) such Incremental Revolving Increase shall be on the exact same terms and pursuant to the exact same documentation applicable to the Aggregate Revolving Commitments.

The Incremental Facility Commitments and credit extensions thereunder shall constitute Commitments and Credit Extensions under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

The Lenders hereby authorize the Administrative Agent to enter into, and the Lenders agree that this Agreement and the other Loan Documents shall be amended by, each Incremental Facility Amendment to the extent the Administrative Agent deems necessary in order to establish the applicable Incremental Facility and to effect such other changes (including (w) the Copper Flex Provisions, (x) the addition of a mandatory prepayment equal to a percentage of excess cash flow, (y) the addition of covenants (including covenants requiring the maintenance of ratings by the Borrower, the delivery by the Borrower of annual and quarterly management discussion and analysis of financial statements and the participation by the Borrower in a quarterly meeting of the Lenders (or a Lenders only conference call in lieu of such meeting) and (z) the addition of provisions that exclude such Incremental Facility from the benefit of one or more of the financial covenants) agreed by the Borrower and the Persons providing such Incremental Facility and approved by the Administrative Agent; provided, however, that the Incremental Facility Amendment shall not effect any change described in Section 11.01(a) without the consent of each Person required to consent to such change under such clause (it being agreed, however, that any Incremental Revolving Increase or establishment of any Incremental Term Facility will not, of itself, be deemed to effect any of the changes described in Section 11.01(a) and that modifications to the definitions of “Commitments”, “Term Loan Commitments”, “Loans”, “Required Lenders”, “Required Revolving Lenders” and “Required Pro Rata Facilities Lenders” or other provisions relating to voting provisions to provide the Persons providing the applicable Incremental Facility with the benefit of such provisions will not, by themselves, be deemed to effect any of the changes described in Section 11.01(a)).

The Administrative Agent and the Borrower may enter into an amendment to this Agreement and the other Loan Documents within 90 days after the incurrence of an Incremental Facility (including a Copper Acquisition Facility) to effect such changes to the Credit Agreement and the other Loan Documents that would have been permitted to be included in the Incremental Facility Amendment (including the Copper Acquisition Flex Provisions) for such Incremental Facility (each an “Incremental Facility Flex Amendment”). The Lenders hereby authorize the Administrative Agent to enter into, and the Lenders agree that this Agreement and the other Loan Documents shall be amended by, each Incremental Facility Flex Amendment.

The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Facility Amendment and each Incremental Facility Flex Amendment.

2.17 Refinancing Facilities.

(a) The Borrower may from time to time add one or more tranches of term loans or revolving credit facilities to this Agreement (each a “Refinancing Facility”) pursuant to an agreement in writing entered into by the Loan Parties, the Administrative Agent and each Person (including any existing Lender) that agrees to provide a portion of such Refinancing Facility (each a “Refinancing Facility Amendment”) pursuant to procedures specified by the Administrative Agent to refinance all or any portion of any outstanding Term Facility or any Revolving Facility then in effect; provided that:

(i) such Refinancing Facility shall not have a principal or commitment amount (or accreted value) greater than the Loans and, if such Refinancing Facility is a revolving credit facility that refinances a Revolving Facility, the undrawn available commitments of the Revolving Facility being refinanced (excluding accrued interest, fees, discounts, premiums or expenses);

(ii) no Default shall exist on the effective date of such Refinancing Facility or would exist after giving effect to such Refinancing Facility;

(iii) no existing Lender shall be under any obligation to provide a commitment to such Refinancing Facility and any such decision whether to provide a commitment to such Refinancing Facility shall be in such Lender’s sole and absolute discretion;

(iv) each Person providing a commitment to such Refinancing Facility shall qualify as an Eligible Assignee;

(v) the Borrower shall deliver to the Administrative Agent:

(A) a certificate of each Loan Party dated as of the date of such Refinancing Facility signed by a Responsible Officer of such Loan Party (1) certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Loan Party approving such Refinancing Facility and (2) in the case of the Borrower, certifying that, before and after giving effect to such Refinancing Facility, (I) the representations and warranties of each Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Refinancing Facility, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (II) no Default exists;

(B) such amendments to the Collateral Documents as the Administrative Agent may reasonably request to cause the Collateral Documents to secure the Obligations after giving effect to such Refinancing Facility; and

(C) opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender (including each Person providing a commitment to such Refinancing Facility), dated as of the effective date of such Refinancing Facility, in form and substance reasonably satisfactory to the Administrative Agent;

(vi) the Administrative Agent shall have received documentation from each Person providing a commitment to such Refinancing Facility evidencing such Person’s commitment and such Person’s obligations under this Agreement in form and substance reasonably acceptable to the Administrative Agent;

(vii) such Refinancing Facility (A) shall rank pari passu in right of payment as the other Loans and Commitments; (B) shall not be Guaranteed by any Person that is not a Guarantor; and (C) shall be (1) unsecured or (2) secured by the Collateral on an equal and ratable basis with the Obligations or on a junior basis to Obligations (in each case pursuant to intercreditor or subordination agreements reasonably satisfactory to the Administrative Agent);

(viii) such Refinancing Facility shall have such interest rates, interest rate margins, fees, discounts, prepayment premiums, amortization and a final maturity date as agreed by the Loan Parties and the Lenders providing such Refinancing Facility, provided that (A) to the extent refinancing a Revolving Facility and constituting a revolving credit facility, such Refinancing Facility will not have a maturity date (or have scheduled or mandatory commitment reductions or amortization) that is prior to the scheduled Maturity Date of the Revolving Facility being refinanced and (B) to the extent refinancing a Term Facility or constituting a term loan facility, such Refinancing Facility will have a maturity date that is not prior to the scheduled Maturity Date of, and will have a Weighted Average Life that is not shorter than the Weighted Average Life of, the Term Facility being refinanced;

(ix) if such Refinancing Facility is a revolving credit facility then (A) such Refinancing Facility shall have ratable voting rights as the other Revolving Facilities (or otherwise provide for more favorable voting rights for the then outstanding Revolving Facilities) and (B) such Refinancing Facility may provide for the issuance of Letters of Credit for the account of the Borrower and its Subsidiaries on terms substantially equivalent to the terms applicable to Letters of Credit under the existing Revolving Facilities or the making of swing line loans to the Borrower on terms substantially equivalent to the terms applicable to Swing Line Loans under the existing Revolving Facilities;

(x) if such Refinancing Facility is a term loan, then (1) the Borrower and the Administrative Agent shall mutually determine whether such term loan is a tranche A term loan (a “Refinancing Tranche A Term Facility”) or tranche B term loan (a “Refinancing Tranche B Term Facility”) and (2) such term loan shall share ratably in any mandatory prepayments of the Term Facilities pursuant to Section 2.05 (or otherwise provide for more favorable prepayment treatment for one or more of the then outstanding Term Facilities) and shall have ratable voting rights as the other Term Facilities (or otherwise provide for more favorable voting rights for one or more of the then outstanding Term Facilities);

(xi) each Borrowing of Revolving Loans (including any deemed Borrowing of Revolving Loans made pursuant to Section 2.03 or 2.04) and participations in Letters of Credit pursuant to Section 2.03 shall be allocated pro rata among the Revolving Facilities;

(xii) subject to clause (viii) above, such Refinancing Facility will have terms and conditions that are substantially identical to, or less favorable, when taken as a whole, to the Lenders providing such Refinancing Facility than, the terms and conditions of the Revolving Facility or Term Loan being refinanced; provided, however, that such Refinancing Facility may provide for any additional or different financial or other covenants or other provisions that are agreed among the Borrower and the Lenders thereof and applicable only during periods after the then latest Maturity Date in effect; and

(xiii) substantially concurrent with the incurrence of such Refinancing Facility the Borrower shall apply the Net Cash Proceeds of such Refinancing Facility to the prepayment of outstanding Loans being refinanced by such Refinancing Facility in accordance with Section 2.05(b)(iii)(B) and, in the case of Refinancing Revolving Facility, concurrent with the incurrence of such Refinancing Revolving Facility the commitments to the Revolving Facility being refinanced by such Refinancing Revolving Facility shall be automatically and permanently reduced by the amount of the Net Cash Proceeds of such Refinancing Facility as set forth in Section 2.06(b)) and (B) the Borrower shall pay an amount required pursuant to Section 3.05 as a result of any such prepayment of Loans of existing Lenders.

(b) The Lenders hereby authorize the Administrative Agent to enter into, and the Lenders agree that this Agreement and the other Loan Documents shall be amended by, such Refinancing Facility Amendments to the extent (and only to the extent) the Administrative Agent deems necessary in order to establish Refinancing Facilities on terms consistent with and/or to effect the provisions of this Section 2.17. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Amendment. In addition, if so provided in the Refinancing Facility Amendment for a Refinancing Revolving Facility and with the consent of each L/C Issuer, participation in Letters of Credit under the existing Revolving Facilities shall be reallocated from Lenders holding revolving commitments under the existing Revolving Facilities to Lenders holding revolving commitments under such Refinancing Revolving Facility in accordance with the terms of such Refinancing Facility Amendment.

2.18 Designation of Foreign Borrowers and Request for Borrowings in Alternative Currencies.

The Borrower may at any time, upon not less than thirty (30) days’ notice from the Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent), request that a portion of the Aggregate Revolving Commitments (including Letters of Credit issued thereunder) and/or an Incremental Term Facility (each a “Foreign Tranche”) be available to (x) the Borrower in one or more currencies other than Dollars or (y) a Foreign Subsidiary that is a Wholly Owned Subsidiary (each a “Foreign Borrower”) in Dollars or one or more currencies other than Dollars. Any such request shall be subject to the approval of the Administrative Agent, each Person (including any existing Lender) with a commitment under such Foreign Tranche (each an “Foreign Tranche Lender”) and, in the case of any such request with respect to the issuance of Letters of Credit, the L/C Issuer. In the case of any such request the Administrative Agent shall promptly notify each Foreign Tranche Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. No Foreign Tranche Lender or the L/C Issuer shall be under any obligation to approve any such request and the decision whether to approve such request shall be in such Lender’s sole and absolute discretion. Any failure by a Foreign Tranche Lender or the L/C Issuer, as the case may be, to respond to such request shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to approve such request. If the Administrative Agent, all the Foreign Tranche Lenders and, if applicable, the L/C Issuer approve such request, then this Agreement and the other Loan Documents may be amended pursuant to a written agreement among the Loan Parties, the Foreign Borrower (in the case of the addition of a Foreign Borrower), each Foreign Tranche Lender and the Administrative Agent (but without the consent of any other Lender) (each a “Foreign Tranche Amendment”) to the extent the Administrative Agent deems necessary in order to establish such Foreign Tranche (including to add a covenant requiring Foreign Subsidiaries to Guarantee such Foreign Tranche and to grant Liens in their property to secure such Foreign Tranche).

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or Borrower, as applicable) require the deduction or withholding of any Taxes from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten days after written demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.01-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-2 or Exhibit 3.01-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all of such Lender’s Eurodollar Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates.

(a) If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan or (B) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the Required Lenders notify the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent demonstrable error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six-months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

(c) any failure by any Borrower to make payment of any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation of Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07 Survival.

All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01 The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent, each Lender, each Affiliate of a Lender that enters into a Treasury Management Agreement with the Borrower or any Subsidiary, each Secured Swap Provider that enters into a Swap Contract with the Borrower or any Subsidiary and each other holder of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations is not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

4.02 Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than Satisfaction in Full), it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until Satisfaction in Full. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Loan Documents or any other document relating to the Obligations shall be done or omitted;

(c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other document relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(e) any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives to the extent permitted by Law diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03 Reinstatement.

The obligations of each Guarantor under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations in accordance with Section 11.04 for all reasonable costs and expenses (including the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

4.04 Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05 Remedies.

The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand,

the Obligations may be declared to be forthwith due and payable as specified in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

4.06 Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until Satisfaction in Full.

4.07 Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.

4.08 Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01 [Reserved].

5.02 Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of each Loan Party and Piper 1 contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) So long as the 2018 Indenture is in effect, if after giving effect to such Credit Extension the Total Revolving Outstandings would exceed $50,437,500, then the Administrative Agent shall have received certification from the chief or senior financial officer of the Borrower (together with reasonably detailed calculations) that such Credit Extension is permitted under the 2018 Indenture.

(d) So long as the 2021 Indenture is in effect, if after giving effect to such Credit Extension the Total Revolving Outstandings would exceed $159,375,000, then the Administrative Agent shall have received certification from the chief or senior financial officer of the Borrower (together with reasonably detailed calculations) that such Credit Extension is permitted under the 2021 Indenture.

(e) If after the Closing Date the Borrower or any Subsidiary enters into any other documentation governing Senior Unsecured Indebtedness that contains restrictions on the incurrence of Credit Extensions under this Agreement, then the Administrative Agent shall have received certification from the chief or senior financial officer of the Borrower (together with reasonably detailed calculations) that such Credit Extension is permitted under the documentation governing such Senior Unsecured Indebtedness.

(f) During the period from the Sixth Amendment Effective Date to the earlier of (a) the Copper Acquisition Closing Date and (b) the termination of the Copper Acquisition Agreement, the Total Revolving Outstandings shall not exceed the difference of the Aggregate Revolving Commitments minus $110,000,000.

(g) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Notwithstanding the foregoing,

(i) (A) the only representations the accuracy of which shall be a condition to the availability of any Incremental Facility that constitutes the Copper Acquisition Facilities and the availability of the Copper Acquisition Revolving Loans on the Copper Acquisition Closing Date shall be the Specified Representations and (B) the only Defaults the absence of which shall be a condition to the availability of any Incremental Facility that constitutes the Copper Acquisition Facilities and the availability of the Copper Acquisition Revolving Loans on the Copper Acquisition Closing Date shall be Major Defaults; and

(ii) (A) the only representations the accuracy of which shall be a condition to the availability of any Incremental Facility, the proceeds of which are used to fund a Limited Condition Acquisition, on the date such Incremental Facility is funded shall be those certain “specified representations” approved by the Administrative Agent in its sole discretion and (B) the only Defaults the absence of which shall be a condition to the availability of any Incremental Facility, the proceeds of which are used to fund a Limited Condition Acquisition, on the date such Incremental Facility is funded shall be those Defaults set forth in Sections 9.01(a), (e) (solely with respect to any payment default under any Senior Unsecured Indebtedness), (f) and (g), with such additions or deletions to such Defaults as agreed by the Administrative Agent in its sole discretion.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that on the Closing Date, on each date that is required pursuant to Article V and on each date that is required by any other provision of this Agreement or any other Loan Document:

6.01 Existence, Qualification and Power.

The Borrower and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing or other comparable status under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any material breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation (other than the Loan Documents) to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

6.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (i) those that have already been obtained and are in full force and effect and (ii) filings to perfect the Liens created by the Collateral Documents.

6.04 Binding Effect.

Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party that is party thereto in accordance with its terms; except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally at law or by equitable principles.

6.05 Financial Statements; No Material Adverse Effect.

(a) The Acadia Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Persons covered thereby as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The Acadia Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Persons covered thereby as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) From the date of the Acadia Audited Financial Statements to and including the Closing Date, there has been no Disposition or any Recovery Event of any material part of the business or property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the Acadia Interim Financial Statements and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

(d) The financial statements delivered pursuant to Section 7.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates thereof and for the periods covered thereby.

(e) Since December 31, 2012, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

6.06 Litigation.

There are no actions, suits, investigations, criminal prosecutions, civil investigative demands, impositions of criminal or civil penalties, proceedings, claims or disputes pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or (b) could reasonably be expected to have a Material Adverse Effect.

6.07 No Default.

(a) Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b) No Default has occurred and is continuing.

6.08 Ownership of Property; Liens.

Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is not subject to any Liens other than Permitted Liens.

6.09 Environmental Compliance.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a) Each of the facilities and real properties owned, leased or operated by the Borrower or any Subsidiary (the “Facilities”) and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the businesses operated by the Borrower and its Subsidiaries at such time (the “Businesses”), and there are no conditions relating to the Facilities or the Businesses that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

(b) None of the Facilities contains, and, in the case of owned property, has previously contained, and, in the case of leased property, to the knowledge of a Responsible Officer, has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c) Neither the Borrower nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of the Borrower or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary, the Facilities or the Businesses.

(f) There has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including disposal) of the Borrower or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10 Insurance.

(a) The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies of similar size, engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

(b) The Borrower and its Subsidiaries maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise reasonably required by the Administrative Agent.

6.11 Taxes.

The Borrower and its Subsidiaries have filed all federal and state income and other material tax returns and reports required to be filed, and have paid all federal and state income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is party to any tax sharing agreement.

6.12 ERISA Compliance.

(a) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance in all respects with the applicable provisions of ERISA, the Internal Revenue

Code and other applicable Federal or state laws and (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS, or an application for such a letter is currently being processed by the IRS or such Plan is in the form of a prototype document which is the subject of a favorable opinion letter, and to the knowledge of the Responsible Officers of the Loan Parties, nothing has occurred that would reasonably be expected to prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained except where such waiver would not reasonably be expected to result in a Material Adverse Effect; (iii) neither any Loan Party nor any ERISA Affiliate has incurred any material liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that remain unpaid; (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and to the knowledge of the Responsible Officers of the Loan Parties, no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

6.13 Subsidiaries.

Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary of the Borrower, together with (a) jurisdiction of incorporation or organization, (b) number of shares of each class of Equity Interests outstanding, and (c) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary. The outstanding Equity Interests of each Subsidiary are validly issued, fully paid and, if a corporation, non-assessable.

6.14 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15 Disclosure.

Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written factual information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under and the time at which they were made, not materially misleading; provided that, with respect to projected financial information and other forward looking information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by the Responsible Officers of the Loan Parties to be reasonable at the time (it being understood that projected financial information and other forward looking information is subject to significant uncertainties and contingencies, which may be beyond the Loan Parties’ control, no representation is made by the Loan Parties that such projections or other forward looking information will be realized, the actual results may differ from the projections or other forward looking information and such differences may be material).

6.16 Compliance with Laws.

Each of the Borrower and its Subsidiaries and, to the knowledge of the Responsible Officers of any Loan Party, each Contract Provider is in compliance with all Laws (including, without limitation, Medicare Regulations, Medicaid Regulations, HIPAA, HITECH Act, 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn) except in such instances in which (x) such Law is being contested in good faith by appropriate proceedings diligently conducted or (y) the failure to comply with such Law would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing:

(a) none of the Borrower, any Subsidiary and, to the knowledge of the Responsible Officers of any Loan Party, any Contract Provider or any individual employed by the Borrower or any Subsidiary would reasonably be expected to have criminal culpability or to be excluded from participation in any Medical Reimbursement Program for corporate or individual actions or failures to act known to the Responsible Officers of any Loan Party where such culpability or exclusion has resulted or would reasonably be expected to result in a Material Adverse Effect;

(b) no officer or other member of management of the Borrower or any Subsidiary who may reasonably be expected to have individual culpability for matters under investigation by the OIG or other Governmental Authority continues to be employed by the Borrower or any Subsidiary unless such officer or other member of management has been either suspended or removed from positions of responsibility related to those activities under challenge by the OIG or other Governmental Authority promptly after discovery of such actual or potential culpability;

(c) current coding and billing policies, arrangements, protocols and instructions of the Borrower and each Subsidiary comply with requirements of Payors and are administered by properly trained personnel, except where any such failure to comply could not reasonably be expected to result in a Material Adverse Effect; and

(d) current medical director compensation arrangements of the Borrower and each Subsidiary comply with all Laws (including state and federal anti-kickback, fraud and abuse, and self-referral laws, 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn) and all regulations promulgated under such Laws, except where any such failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.17 Intellectual Property; Licenses, Etc.

The Borrower and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses. Set forth on Schedule 6.17 is a list of (i) all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office that as of the Closing Date a Loan Party owns and (ii) all exclusive licenses of IP Rights recorded with the United States Copyright Office or the United States Patent and Trademark Office as of the Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Responsible Officer of any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by the Borrower or any Subsidiary, the granting of a right or a license in respect of any IP Rights from the Borrower or any Subsidiary or any slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary does not infringe on any rights of any other Person. As of the Closing Date, none of the IP Rights owned by any Loan Party is subject to any licensing agreement or similar arrangement with any Person that is not a Loan Party, except as set forth on Schedule 6.17.

6.18 Solvency.

(a) The Borrower is Solvent.

(b) The Borrower and its Subsidiaries taken as a whole on a consolidated basis are Solvent.

6.19 Perfection of Security Interests in the Collateral.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens to the extent all necessary action has been timely and properly taken by the Administrative Agent as contemplated by such Collateral Documents are or will be perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

6.20 Business Locations; Taxpayer Identification Number.

Set forth on Schedule 6.20-1 is a list of all real property located in the United States that is owned or leased by any Loan Party as of the Closing Date (identifying whether such real property is owned or leased and which Loan Party owns or leases such real property). Set forth on Schedule 6.20-2 is the chief executive office, U.S. taxpayer identification number and organizational identification number of each Loan Party as of the Closing Date. The exact legal name and state of organization of each Loan Party as of the Closing Date is as set forth on the signature pages hereto. Except as set forth on Schedule 6.20-3, no Loan Party has during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other change in structure.

6.21 Labor Matters.

(a) Except as set forth on Schedule 6.21, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any Subsidiary as of the Closing Date.

(b) Neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty in the five years preceding the Closing Date.

6.22 Reimbursement from Payors.

The Receivables of the Borrower and each Subsidiary have been, and will continue to be, adjusted to reflect the requirements of all Laws and reimbursement policies (both those most recently published in writing as well as those not in writing that have been verbally communicated) of any applicable Payor, except where the failure to comply would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect. Without limiting the generality of the foregoing, Receivables of the Borrower and each Subsidiary relating to any Payor do not exceed amounts the Borrower or any Subsidiary is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges, in each case to the extent it would not reasonably be expected to have a Material Adverse Effect.

6.23 Licensing and Accreditation.

Except to the extent it would not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries and, to the knowledge of the Responsible Officers of any Loan Party, each Contract Provider has, to the extent applicable: (a) obtained (or been duly assigned) all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated, (b) obtained and maintains in good standing all required licenses, permits, authorizations, registrations and approvals of each Governmental Authority necessary to the conduct of its business, including without limitation a license to provide the professional services provided by such Person; (c) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (d) entered into and maintains in good standing its Medicare Provider Agreements and Medicaid Provider Agreements; and (e) ensured that all such required licenses or restricted certifications and accreditations are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

6.24 Use of Proceeds.

The proceeds of the Credit Extensions shall be used for a purpose permitted by Section 7.11.

6.25 OFAC.

No Loan Party nor, to the knowledge of any Loan Party, any Related Party, (a) is currently the subject of any Sanctions, (b) is located, organized or residing in any Designated Jurisdiction or (c) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction.

No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Arranger, the Administrative Agent, the L/C Issuer or the Swing Line Lender) of Sanctions.

6.26 Anti-Corruption Laws.

No part of the proceeds of any Credit Extension will be used by the Borrower or any Subsidiary, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, or any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over any of the Borrower or any Subsidiary.

6.27 EEA Financial Institution.

Neither the Borrower nor any of its Subsidiaries are an EEA Financial Institution.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as Satisfaction in Full has not occurred, the Loan Parties shall and shall cause each Subsidiary to:

7.01 Financial Statements.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent:

(a) as soon as available, but in any event within ninety days after the end of each fiscal year of the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), commencing with the fiscal year ending December 31, 2013, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by a report and opinion of Ernst and Young or an independent certified public accountant of nationally recognized standing or any other independent certified public accountant reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b) as soon as available, but in any event within forty-five days after the end of each fiscal quarter of each fiscal year of the Borrower (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), commencing with the fiscal quarter ending December 31, 2013, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity and cash flows for the portion of the Borrower’s fiscal year then ended, in each case, setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by the chief executive officer, president or chief financial officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 7.02(a), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

7.02 Certificates; Other Information.

Deliver to the Administrative Agent (who will deliver the same to the Lenders), in form and detail reasonably satisfactory to the Administrative Agent:

(a) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equityholders of the Borrower or any Subsidiary, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Subsidiary may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, president or chief financial officer of the Borrower (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) (for purposes of clarification the Compliance Certificate delivered in connection with the financial statements ending December 31, 2013 shall set forth calculations for the financial covenants in Section 8.11 notwithstanding such financial covenants are not tested for such fiscal quarter);

(c) within 30 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2013, (i) an annual business plan and budget of the Borrower and its Subsidiaries and (ii) forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a monthly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs);

(d) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a report signed by a Responsible Officer of the Borrower that supplements Schedule 6.17 such that, as supplemented, such Schedule would be to be accurate and complete as of such date (if no supplement is required to cause such Schedule to be accurate and complete as of such date, then the Borrower shall not be required to deliver such a report);

(e) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(f) promptly, and in any event within five Business Days after receipt thereof by the Borrower or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any Subsidiary;

(g) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request for itself or on behalf of any Lender (including unaudited consolidating financial statements for the Borrower or any Subsidiary); and

(h) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), the Borrower shall deliver management’s discussion and analysis of such financial statements describing results of operations of the Borrower and its Subsidiaries in the form customarily prepared by management of the Borrower.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(a) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Loan Party hereby acknowledges that (a) the Administrative Agent and/or MLPF&S may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Loan Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak or another similar electronic system (the

“Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to such Loan Party or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that so long as such Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” such Loan Party shall be deemed to have authorized the Administrative Agent, MLPF&S, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to such Loan Party or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) the Administrative Agent and MLPF&S shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Loan Parties shall be under no obligation to mark any Borrower Materials “PUBLIC.”

In addition, and without limitation of the foregoing, within 45 days after the end of each fiscal quarter of the Borrower (including the last fiscal quarter of each fiscal year), commencing with the fiscal quarter ending March 31, 2015, the Borrower shall hold a telephonic conference call with all Lenders who choose to attend such conference call and on such conference call shall discuss such fiscal quarter’s results and the financial condition of the Borrower and its Subsidiaries and on which such conference call shall be present the chief executive officer and the principal financial officer of the Borrower, and such other officers of the Borrower as the Borrower’s chief executive officer shall designate. Prior to such conference call, the Borrower will provide the Lenders with a presentation reasonably satisfactory to the Administrative Agents discussing financial performance. Such conference calls shall be held at a time convenient to the Lenders and the Borrower.

7.03 Notices.

Promptly and in any event within five Business Days notify the Administrative Agent and each Lender of:

(a) the occurrence of any Default; and

(b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) the occurrence of any ERISA Event.

(d) any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary, including any determination by the Borrower referred to in Section 2.10(b).

(e) (i) the institution of any investigation, review or proceeding against the Borrower or any Subsidiary to suspend, revoke or terminate (or that could reasonably be expect to result in the suspension, revocation or termination of) any Medicare Provider Agreement, Medicaid Provider Agreement or

agreement or participation with a Payor, (ii) the institution of any investigation, review or proceeding against the Borrower or any Subsidiary that could reasonably be expected to result in an Exclusion Event or (iii) any notice of loss or threatened loss of material accreditation, participation under any Payor or Medical Reimbursement Program, or any license.

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04 Payment of Taxes.

Pay and discharge, or cause to be paid and discharged, before the same shall become overdue all federal, material state and other material Taxes, unless the same are being contested in good faith by appropriate proceedings and reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

7.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

(b) Preserve, renew and maintain in full force and effect its good standing or comparable status under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

(c) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d) Preserve or renew all of its IP Rights, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.06 Maintenance of Properties.

(a) Use commercially reasonable efforts to maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear, casualty losses and Recovery Events excepted.

(b) Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Use the standard of care typical in the industry in the operation and maintenance of its facilities, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

(b) Without limiting the foregoing, (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise reasonably required by the Administrative Agent, (ii) furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

(c) Cause the Administrative Agent and its successors and/or assigns to be named as lender’s loss payee or mortgagee as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be altered or canceled.

7.08 Compliance with Laws.

Except to the extent the failure to do so has not had or would not reasonably be expected to have a Material Adverse Effect, (i) comply with all Laws (including Titles XVIII and XIX of the Social Security Act, Medicare Regulations and Medicaid Regulations) and all restrictions and requirements imposed by any Governmental Authority and take all reasonable action to cause each Contract Provider to comply with all Laws, including all laws, rules and regulations of Governmental Authorities pertaining to the licensing and conduct of professionals and other health care providers; (ii) obtain and maintain, and take all reasonable action to cause each Contract Provider to obtain and maintain, all licenses, permits, certifications, registrations and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated (including professional licenses, certificates or determinations of need, Medicare Provider Agreements and Medicaid Provider Agreements); (iii) ensure, and take all reasonable action to cause each Contract Provider to ensure, that coding and billing policies, arrangements, protocols and instructions will comply with all Laws and all reimbursement requirements under Medicare and Medicaid and of other Payors and will be administered by properly trained personnel; (iv) ensure that medical director compensation arrangements and other arrangements with referring physicians will comply with all Laws including applicable state and federal self-referral and antikickback laws, including 42 U.S.C. Section 1320a-7b(1)- (b)(2), 42 U.S.C. Section 1395nn; and (v) implement, and take all reasonable action to cause each Contract Provider to implement, policies that are consistent with the regulations implementing the requirements of HIPAA and the HITECH Act on or before the date on which such regulations become applicable to such Person.

7.09 Books and Records.

(a) Maintain books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

(b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

7.10 Inspection Rights.

(a) Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) absent an Event of Default, the Borrower shall be required to pay for only one such visit and/or inspection per fiscal year and (ii) when an Event of Default exists the Administrative Agent or any of its representatives or independent contractors may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice and as often as may be reasonably desired; provided that not withstanding any provision of the Loan Documents, neither the Borrower nor any Subsidiary shall be required to provide access to the Administrative Agent or any of its representatives or independent contractors to any record to the extent such inspection or access by such Person would (x) be prohibited by Laws, (y) constitute a violation of any confidentiality agreement with any Person not an Affiliate of the Borrower or any Subsidiary or (z) constitute a breach of attorney-client privilege.

(b) If requested by the Administrative Agent in its reasonable discretion, permit the Administrative Agent, and its representatives, upon reasonable advance notice to the Borrower, to conduct an annual audit of the Collateral at the expense of the Borrower.

(c) If requested by the Administrative Agent in its reasonable discretion (exercise not more than once per fiscal year), promptly deliver to the Administrative Agent (a) asset appraisal reports with respect to all of the real and personal property owned by the Borrower and its Subsidiaries, and (b) a written audit of the accounts receivable, inventory, payables, controls and systems of the Borrower and its Subsidiaries.

(d) Cause an appraisal or reappraisal (in form and substance reasonably satisfactory to the Administrative Agent and from an appraiser selected by or otherwise acceptable to the Administrative Agent) to be delivered to the Administrative Agent with respect to each real property subject to a Mortgage as requested by the Administrative Agent from time to time (i) as necessary to satisfy any regulatory requirements imposed on the Administrative Agent or any Lender or (ii) during the continuation of an Event of Default.

7.11 Use of Proceeds.

(a) Use the proceeds of the Tranche B-1 Term Loan to pay Copper Acquisition Costs not in contravention of any Law or any Loan Document.

(b) Use the proceeds of the Tranche B-2 Term Loan to pay Whitewell Acquisition Costs not in contravention of any Law or any Loan Document.

(c) Use the proceeds of all other Credit Extensions (i) to refinance Existing Indebtedness and (ii) to finance working capital and for general corporate purposes of the Borrower and its Subsidiaries (including capital expenditures and Permitted Acquisitions) in each case not in contravention of any Law or of any Loan Document.

7.12 Additional Subsidiaries.

Within thirty (30) days (or such later date as the Administrative Agent may agree in its sole discretion) after any Person becomes a Material Domestic Subsidiary, cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably deem appropriate for such purpose, and (b) deliver to the Administrative Agent documents of the types referred to in Section 5.01(g) and opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent provided, that the following shall not be required to become Guarantors hereunder: (i) Park Royal, so long as the Park Royal IRB Debt prohibits Park Royal from providing a Guaranty of the Obligations and (ii) Stone Crest Clinic, a Michigan non-profit corporation, and Cedar Crest Clinic, a Texas non-profit corporation, so long as they operate as non-profit corporations.

7.13 Pledged Assets.

(a) Equity Interests. Subject to Section 2.16(f)(ii) and clauses (c) and (d) of this Section 7.13, cause (i) 100% of the issued and outstanding Equity Interests of each Material Domestic Subsidiary and (ii) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary (other than Piper 1) directly owned by any Loan Party and each Excluded Domestic Subsidiary directly owned by any Loan Party, in each case to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, to secure the Obligations pursuant to the Collateral Documents (subject to Permitted Liens), and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including, any filings and deliveries to perfect such Liens, Organization Documents, resolutions and opinions of counsel all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) Other Property. Subject to Section 2.16(f)(ii) and clauses (c) and (d) of this Section 7.13 and Section 7.14, cause all property (other than Excluded Property) of each Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, to secure the Obligations pursuant to the Collateral Documents (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, Real Property Security Documents and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c) Property Acquired in UK Acquisition. Piper 1 shall cause (i) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of Piper 2 as determined for United States federal income tax purposes to be treated as a deemed dividend to Piper 2’s United States parent for United States federal income tax purposes and (B) could not reasonably be expected to cause any adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in Piper 2 directly owned by Piper 1 and (ii) all intercompany Indebtedness owing to Piper 1, in each case, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, to secure the Obligations pursuant to the Collateral Documents (subject to Permitted Liens), and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including, any filings and deliveries to perfect such Liens, Organization Documents, resolutions and opinions of counsel all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, (i) no Loan Party shall be required to pledge, assign or grant in any other way a Lien in, any Equity Interests of Piper 1, owned by such Loan Party and (ii) with respect to any other property acquired by a Loan Party in the UK Acquisition (other than any property the security interest in which may be perfected by the filing of a UCC financing statement, the filing of short-form security agreements with the United States Patent and Trademark Office or the United States Copyright Office or the delivery of certificates evidencing Equity Interests (and related stock powers)), the Loan Parties shall be required to deliver the items required by clauses (a), (b) and (c) of this Section 7.13 within 90 days after the UK Acquisition Closing Date (or such later date as the Administrative Agent may agree in its sole discretion).

(d) Property Acquired in Copper Acquisition. Notwithstanding anything herein to the contrary, with respect to any property acquired by a Loan Party in the Copper Acquisition (other than any property the security interest in which may be perfected by the filing of a UCC financing statement or the delivery of certificates evidencing Equity Interests (and related stock powers)), the Loan Parties shall be required to deliver the items required by clauses (a), (b) and (c) of this Section 7.13 within 90 days after the Copper Acquisition Closing Date (or such later date as the Administrative Agent may agree in its sole discretion).

(e) Property Acquired in Whitewell Acquisition. Piper 1 shall cause (i) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of WW Holdings as determined for United States federal income tax purposes to be treated as a deemed dividend to WW Holdings’ United States parent for United States federal income tax purposes and (B) could not reasonably be expected to cause any adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in WW Holdings directly owned by Piper 1 and (ii) in each case, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, to secure the Obligations pursuant to the Collateral Documents (subject to Permitted Liens), and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including, any filings and deliveries to perfect such Liens, Organization Documents, resolutions and opinions of counsel all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, with respect to any other property acquired by a Loan Party in the Whitewell Acquisition (other than any property the security interest in which may be perfected by the filing of a UCC financing statement, the filing of short-form security agreements with the United States Patent and Trademark Office or the United States Copyright Office or the delivery of certificates evidencing Equity Interests (and related stock powers)), the Loan Parties shall be required to deliver the items required by clauses (a), (b) and (c) of this Section 7.13 within 45 days after the Second Incremental Facility Closing Date (or such later date as the Administrative Agent may agree in its sole discretion).

7.14 Deposit Accounts.

(a) Maintain each Loan Party’s primary deposit relationship, including operating, cash management and collection/lockbox services with the Administrative Agent or any Lender approved by the Administrative Agent (such approval not to be unreasonably withheld).

(b) Upon request of the Administrative Agent (during the continuance of an Event of Default), obtain account control agreements in form and substance reasonably satisfactory to the Administrative Agent on each deposit account and securities account owned by any Loan Party other than Excluded Accounts and deposit accounts maintained with the Administrative Agent.

(c) (i) Instruct each obligor in respect of Government Receivables to make payment directly to a Government Receivables Account and if any such obligor makes payment in any other manner, immediately (and in any event within three Business Days) transfer such payment to a Government Receivables Account.

(ii) Upon the request of the Administrative Agent, with respect to each Government Receivables Account, obtain an agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the financial institution maintaining such Government Receivables Account, the Administrative Agent and the applicable Loan Party in which such parties agree (A) such financial institution will not enter into any agreement in which it agrees to comply with instructions originated by any Person (other than the applicable Loan Party) directing disposition of funds in such Government Receivables Account and (B) such financial institution will wire transfer on a daily basis in immediately available funds all funds received or deposited into such Government Receivables Account to a deposit account maintained with the Administrative Agent.

7.15 Landlord Lien Waivers.

Use commercially reasonable efforts to obtain landlord waivers in form and substance reasonably satisfactory to the Administrative Agent on each real property leased by any Loan Party if (x) such leased real property is a Loan Party’s headquarters location or (y) personal property Collateral having a value in excess of $500,000 is located on such leased real property.

7.16 Pro Forma Compliance Certificate for Acquisitions.

(a) Within two (2) days after the UK Acquisition Closing Date deliver to the Administrative Agent a Pro Forma Compliance Certificate recomputing the Consolidated Leverage Ratio as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) after giving effect to the UK Acquisition and the incurrence of any Indebtedness in connection therewith on Pro Forma Basis.

(b) Within two (2) days after the incurrence of any Incremental Facility or Senior Unsecured Indebtedness, after the Sixth Amendment Effective Date (other than a Copper Acquisition Facility), deliver to the Administrative Agent a Pro Forma Compliance Certificate recomputing the Consolidated Leverage Ratio as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) after giving effect to the incurrence of any Incremental Facility or Senior Unsecured Indebtedness and the use of proceeds thereof on Pro Forma Basis.

7.17 Maintenance of Ratings.

Use commercially reasonable efforts to maintain (a) a public corporate family credit rating of the Borrower from each of S&P and Moody’s (but not a specific rating) and (b) a public rating in respect of the Loans from each of S&P and Moody’s (but not a specific rating); it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrower of customary rating agency fees and cooperation with reasonable information and data requests by Moody’s and S&P in connection with their ratings process.

ARTICLE VIII

NEGATIVE COVENANTS

Until Satisfaction in Full, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased;

(c) Liens (other than Liens imposed under ERISA) for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not overdue for more than sixty days or, if overdue for more than sixty days, are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance (including payment) of bids, trade contracts, licenses and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i) Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;

(j) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary;

(k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;

(m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(o) Liens arising on any real property as a result of any eminent domain, condemnation or similar proceeding being commenced with respect to such real property;

(p) Liens on an insurance policy of the Borrower or any Subsidiary and the identifiable cash proceeds thereof in favor of the issuer of such policy and securing Indebtedness permitted to finance the premiums of such policies;

(q) Liens of sellers of goods to the Borrower or any of its Subsidiaries arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses;

(r) Liens for the benefit of a seller deemed to attach solely to cash earnest money deposits in connection with a letter of intent or acquisition agreement with respect to a Permitted Acquisition;

(s) Liens constituting the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(t) Liens arising from payment obligations being contested in good faith by appropriate proceedings;

(u) Liens securing the Park Royal IRB Debt; provided that (i) such Lien does not at any time encumber any property other than the assets of Park Royal described in the documents governing the Park Royal IRB Debt in effect on the date of the Acquisition of Park Royal;

(v) Liens securing Acquired Indebtedness permitted under Section 8.03(p), provided that (i) such Liens do not at any time encumber any property other than property of the Person acquired in the applicable Permitted Acquisition at the time of such Permitted Acquisition and (ii) such Liens shall exist prior to the applicable Permitted Acquisition and shall not be incurred in anticipation of the applicable Permitted Acquisition; and

(w) Liens securing obligations in an aggregate amount not to exceed $5,000,000 outstanding at any one time.

8.02 Investments.

Make any Investments, except:

(a) Investments in the form of cash or Cash Equivalents;

(b) Investments existing as of the Closing Date and set forth in Schedule 8.02;

(c) Investments in any Loan Party;

(d) Investments by any Foreign Subsidiary in any other Foreign Subsidiary;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Guarantees permitted by Section 8.03;

(g) Permitted Acquisitions and investments in Foreign Subsidiaries consisting of the acquisition consideration necessary to consummate such Permitted Acquisition;

(h) Swap Contracts permitted by Section 8.03;

(i) Investments consisting of promissory notes issued by officers, directors and employees of the Borrower or any Subsidiary as consideration for the purchase of Equity Interests of the Borrower;

(j) Investments consisting of securities or instruments received pursuant to a disposition of assets not prohibited by this Agreement;

(k) Investments in Park Royal for working capital in an amount not to exceed $3 million in the aggregate at any time outstanding;

(l) Investments by any Loan Party consisting of the purchase of bonds issued by the Lee County Industrial Development Authority, the proceeds of which were used to fund the Park Royal IRB Debt; provided that no Event of Default shall have occurred and be continuing at the time of such purchase;

(m) Investments in non-Wholly Owned Subsidiaries and joint ventures, in each case which are not Loan Parties, in an aggregate amount (as of the date such Investment is made) not to exceed 12.5% of total assets of the Borrower and its Subsidiaries on a consolidated basis at any time outstanding;

(n) Investments by any Loan Party in any Foreign Subsidiary that is not a Loan Party, in an aggregate amount (as of the date such Investment is made) not to exceed 15% of total assets of the Borrower and its Subsidiaries on a consolidated basis at any time outstanding; and

(o) Investments of a nature not contemplated in the foregoing clauses in an aggregate amount (as of the date such Investment is made) not to exceed 5% of total assets of the Borrower and its Subsidiaries on a consolidated basis at any time outstanding.

8.03 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness set forth in Schedule 8.03 and renewals, refinancings and extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such renewal, refinancing or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the material terms taken as a whole of such renewal, refinancing or extension are not materially less favorable to the Borrower and its Subsidiaries than the terms of the Indebtedness being renewed, refinanced or extended;

(c) intercompany Indebtedness permitted under Section 8.02;

(d) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred to finance the purchase of (x) fixed personal property assets and (y) real property assets, and in each case, renewals, refinancings and extensions thereof, provided that (i) the aggregate outstanding principal amount of all such Indebtedness shall not exceed: in the case of clause (x) above, $20,000,000 at any one time outstanding and in the case of clause (y) above, $80,000,000 at any one time outstanding; and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed;

(f) Guarantees with respect to Indebtedness permitted under this Section 8.03 other than the Park Royal IRB Debt;

(g) Contingent obligations to financial institutions, in each case, to the extent in the ordinary course of business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes;

(h) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business or arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten days of incurrence;

(i) Indebtedness consisting of deferred purchase price obligations (including earnout obligations), indemnification obligations, adjustment of purchase price or similar obligations and guarantee obligations, in each case in connection with Acquisitions, dispositions of property and Investments and indemnification obligations arising under Contractual Obligations incurred in the ordinary course of business; provided that all Indebtedness consisting of deferred purchase price obligations (including earnout obligations) incurred in connection with a Permitted Acquisition consummated after the Closing Date shall be subordinated to the Obligations in a manner and to an extent reasonably acceptable to the Administrative Agent;

(j) Indebtedness incurred in connection with the financing of insurance premiums in an aggregate amount at any time outstanding not to exceed the premiums owed under such policy;

(k) Indebtedness in respect of appeal, bid, performance or surety or similar bonds, workers’ compensation claims and self-insurance obligations issued for the account of the Borrower or any Subsidiary in the ordinary course of business;

(l) Indebtedness consisting of promissory notes subordinated to the Obligations in a manner and to an extent reasonably acceptable to the Administrative Agent for the repurchase of

Equity Interests held in the Borrower from directors, officers and employees of the Borrower or any Subsidiary, or their respective spouse, heirs, or estate planning vehicles, family trusts or comparable entities or persons, upon the death, disability or termination of employment by the Borrower or such Subsidiary of such director, officer or employee; provided that the aggregate outstanding principal amount of all such Indebtedness shall not exceed $1,500,000 at any one time outstanding;

(m) senior unsecured bridge Indebtedness of the Borrower incurred to finance in part the Copper Acquisition Costs or any Limited Condition Acquisition and any rollover loan or exchange notes issued in exchange thereof (collectively, “Bridge Senior Unsecured Indebtedness”), provided that with respect to any Bridge Senior Unsecured Indebtedness:

(i) such Indebtedness shall not be subject to any mandatory redemption, mandatory repurchase or other mandatory prepayments of principal other than (1) in connection with a change of control (or other comparable term) provided that the obligations arising under the Loan Documents and all restatements, renewals and refinancings hereof have been repaid in full and the Commitments and all commitments to extend credit under all such restatements, renewals and refinancings have been terminated and (2) with the proceeds of any issuance of Equity Interests or any issuance of Indebtedness or any sale or other disposition of property (including casualty events) in each case to the extent such proceeds are not applied to prepay either (x) the term loans under this Agreement or any restatement, renewal or refinancing hereof or (y) any revolving facility under this Agreement or any restatement, renewal or refinancing hereof to the extent accompanied by a permanent reduction in the commitments under such revolving facility; and

(ii) such Indebtedness contains each of the Senior Unsecured Indebtedness Standard Terms.

(n) senior unsecured Indebtedness of the Borrower outstanding on the Sixth Amendment Effective Date incurred under the 2018 Indenture, the 2021 Indenture or the 2022 Indenture and senior unsecured Indebtedness of the Borrower incurred after the Closing Date (collectively, “Permanent Senior Unsecured Indebtedness”); provided that with respect to any Permanent Senior Unsecured Indebtedness incurred after the Closing Date:

(i) if such Permanent Senior Unsecured Indebtedness refinances outstanding Senior Unsecured Indebtedness then the amount of such Indebtedness shall not be increased at the time of such refinancing except by an amount equal to customary fees and expenses incurred in connection with such refinancing;

(ii) except in the case of a UK Acquisition Facility or a Copper Acquisition Facility (to which this clause (ii) shall not apply), if such Permanent Senior Unsecured Indebtedness does not refinance outstanding Senior Unsecured Indebtedness, then the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that after giving effect to the incurrence of such Indebtedness and the application of proceeds thereof on a Pro Forma Basis (A) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b), and (B)

the Consolidated Leverage Ratio recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) would be 0.25 less than the maximum Consolidated Leverage Ratio permitted under Section 8.11(a) as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b); provided, that if such Senior Unsecured Indebtedness is used to finance a Limited Condition Acquisition, clauses (A) and (B) shall be tested as of the Limited Condition Testing Date after giving effect to such Acquisition as if such Acquisition were consummated on such date;

(iii) the maturity date of such Permanent Senior Unsecured Indebtedness shall be at least 181 days after the latest Maturity Date in effect at the time such Indebtedness is incurred;

(iv) such Permanent Senior Unsecured Indebtedness shall not be subject to any mandatory redemption, mandatory repurchase or other mandatory prepayments of principal other than in connection with (x) a change of control (or other comparable term) and (y) sales or other dispositions of property (including casualty events) in each case to the extent such proceeds are not required to prepay the obligations arising under this Agreement or any restatement, renewal or refinancing thereof, provided, that any Permanent Senior Unsecured Indebtedness shall be deemed to satisfy this Section 8.03(n)(iv) if such Permanent Senior Unsecured Indebtedness is on substantially the same terms as any of the 2018 Indenture, the 2021 Indenture or the 2022 Indenture; and

(v) such Permanent Senior Unsecured Indebtedness contains each of the Senior Unsecured Indebtedness Standard Terms;

(o) Indebtedness of Park Royal constituting loans from the Lee County Industrial Development Authority in an amount not to exceed $23 million assumed in connection with the Permitted Acquisition of Park Royal (the “Park Royal IRB Debt”); and

(p) Indebtedness in an aggregate amount not to exceed $50,000,000 outstanding at any one time, including, Indebtedness of Persons acquired in Permitted Acquisitions (the “Acquired Indebtedness”), provided that such Acquired Indebtedness (i) shall exist prior to the applicable Permitted Acquisition and shall not have been incurred in anticipation of the applicable Permitted Acquisition and (ii) would be subject to a prepayment penalty if repaid concurrently with the consummation of such Permitted Acquisition.

8.04 Fundamental Changes.

Merge, dissolve, liquidate or consolidate with or into another Person, except that so long as no Default exists or would result therefrom, (a) the Borrower may merge or consolidate with any Subsidiary, provided that the Borrower shall be the continuing or surviving Person, (b) any Subsidiary may merge or consolidate with any other Subsidiary, provided that (i) if a Guarantor is a party thereto, then a Guarantor shall be the continuing or surviving Person and (ii) if a Guarantor is not a party thereto and a Domestic Subsidiary is a party thereto, then a Domestic Subsidiary shall be the continuing or surviving Person, (c) the Borrower or any Subsidiary may merge with any other Person in connection with a Permitted Acquisition provided that if the Borrower is a party thereto, then the Borrower shall be the continuing or surviving Person and (d) any Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect.

8.05 Dispositions.

Make any Disposition unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value (as determined by the board of directors or comparable governing body in its good faith business judgment) of the property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.14, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, (d) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, (e) the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such transactions in any fiscal year of the Borrower (other than the assets sold pursuant to the UK Disposition) shall not exceed an amount equal to 7.5% of the net book value of the plant, property and equipment of the Borrower and its Subsidiaries on a consolidated basis as of the end of the immediately preceding fiscal year of the Borrower and (f) with respect to the UK Disposition, (i) no Default exists or would result from the UK Disposition and (ii) the Administrative Agent shall have received a Pro Forma Compliance Certificate demonstrating that after giving effect to the UK Disposition and the application of proceeds thereof on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 recomputed as of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

8.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Subsidiary may declare and make Restricted Payments in cash to Persons that own Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests of such Person;

(c) the Borrower or any Subsidiary may make scheduled payments of deferred purchase price, working capital adjustments or other similar payments pursuant to any Acquisition consummated on or prior to the Closing Date or a Permitted Acquisition except to the extent such payments violate any subordination provisions applicable thereto; and

(d) the Borrower may repurchase Equity Interests held in the Borrower from directors, officers and employees of the Borrower or any Subsidiary, or their respective spouse, heirs, or estate planning vehicles, family trusts or comparable entities or persons, upon the death, disability or termination of employment by the Borrower or any Subsidiary of such director, officer or employee; provided that (i) no Event of Default shall have occurred and be continuing at the time of such payment; (ii) after giving effect to such payment on a Pro Forma Basis the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b); and (iii) the aggregate amount of payments made by the Borrower for such repurchases (including payments of principal on any promissory note issued in connection with such repurchases) shall not exceed $500,000 in any fiscal year.

8.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business reasonably complementary, related or incidental thereto.

8.08 Transactions with Affiliates and Insiders.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (i) transactions among Loan Parties, (ii) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (iii) normal and reasonable compensation and reimbursement of expenses of officers and directors in the ordinary course of business, (iv) the issuance of Equity Interests to any Affiliate or to any former, current or future director, manager, officer, employee or consultant (or any Affiliates of any of the foregoing) of the Borrower or any of its Subsidiaries and (v) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09 Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions on assignments contained in agreements entered into in the ordinary course of business after using commercially reasonable efforts to eliminate such prohibition on assignments, (5) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, (6) restrictions and conditions contained in the documents, agreements and instruments governing Senior Unsecured Indebtedness, or (7) restrictions and conditions contained in documents, agreements and instruments governing joint venture arrangements and similar Investments, or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

8.10 Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11 Financial Covenants.

(a) Consolidated Leverage Ratio. Solely for the benefit of the Pro Rata Facilities Lenders, permit, without the approval of the Required Pro Rata Facilities Lenders, the Consolidated Leverage Ratio determined as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio set forth below:

Fiscal Quarter Ending	Maximum Consolidated Leverage Ratio
December 31, 2016	6.75:1.0
March 31, 2017	6.75:1.0
June 30, 2017	6.75:1.0
September 30, 2017	6.50:1.0
December 31, 2017	6.50:1.0
March 31, 2018	6.50:1.0
June 30, 2018	6.25:1.0
September 30, 2018	6.00:1.0
December 31, 2018	6.00:1.0
March 31, 2019	5.75:1.0
June 30, 2019	5.75:1.0
September 30, 2019	5.50:1.0
December 31, 2019	5.50:1.0
March 31, 2020	5.25:1.0
June 30, 2020	5.25:1.0
September 30, 2020	5.25:1.0
December 31, 2020 and thereafter	5.00:1.00

(b) Consolidated Senior Secured Leverage Ratio. Solely for the benefit of the Pro Rata Facilities Lenders, permit, without the approval of the Required Pro Rata Facilities Lenders, the Consolidated Senior Secured Leverage Ratio determined as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio set forth below:

Fiscal Quarter Ending	Maximum Consolidated Senior Secured Leverage Ratio
December 31, 2016	4.00:1.0
March 31, 2017	4.00:1.0
June 30, 2017	4.00:1.0
September 30, 2017	3.75:1.0
December 31, 2017	3.75:1.0
March 31, 2018	3.75:1.0
June 30, 2018	3.75:1.0
September 30, 2018 and thereafter	3.50:1.0

(c) Consolidated Fixed Charge Coverage Ratio. Solely for the benefit of the Pro Rata Facilities Lenders, permit, without the approval of the Required Pro Rata Facilities Lenders, the Consolidated Fixed Charge Coverage Ratio determined as of the end of any fiscal quarter of the Borrower, commencing with fiscal quarter ending March 31, 2014, to be less than 1.25:1.0.

8.12 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

(a) Amend, modify or change its Organization Documents in a manner adverse to the Lenders.

(b) Change its fiscal year.

(c) Without providing ten (10) days prior written notice to the Administrative Agent (or such lesser period as the Administrative Agent may agree), change its name, state of formation or form of organization.

8.13 Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Person (other than the Borrower or any Wholly Owned Subsidiary) to own any Equity Interests of any Subsidiary, except (A) to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests of Foreign Subsidiaries and (B) other Persons holding Equity Interests in the PHC Joint Ventures, or (b) permit any Subsidiary to issue or have outstanding any shares of preferred Equity Interests.

8.14 Sale Leasebacks.

Enter into any Sale and Leaseback Transaction.

8.15 [Reserved].

8.16 Senior Unsecured Indebtedness.

(a) Amend or modify any Senior Unsecured Indebtedness if such amendment or modification would add or change any terms in a manner materially adverse to the Lenders (unless, such Senior Unsecured Indebtedness, as so amended or modified, would at such time be permitted to be incurred pursuant to Section 8.03).

(b) Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Senior Unsecured Indebtedness, other than:

(i) the prepayment of the 12.875% Senior Notes issued under the 2018 Indenture; provided that the Standard Conditions are satisfied;

(ii) the purchase, payment, prepayment or redemption of the 12.875% Senior Notes issued under the 2018 Indenture (including any fees, expenses or charges related to such purchase, payment, prepayment or redemption of such notes) with the Net Cash Proceeds of any Equity Issuance so long as such Net Cash Proceeds are used to make such purchase, payment, prepayment or redemption (including any related fees, expenses or charges) within 120 days of the receipt of such Net Cash Proceeds by the Borrower or any Subsidiary;

(iii) the purchase, payment, prepayment or redemption of Bridge Senior Unsecured Indebtedness with (A) the Net Cash Proceeds of any concurrent issuance of Bridge Senior Unsecured Indebtedness or Permanent Senior Unsecured Indebtedness, (B) the Net Cash Proceeds of any concurrent Equity Issuance or (C) the proceeds of any sale or other disposition of property (including any Recovery Event) to the extent such proceeds are not required to prepay the Loans and/or Cash Collateralize the L/C Obligations pursuant to Section 2.05(b)(ii); and

(iv) the purchase, payment, prepayment or redemption of any other Senior Unsecured Indebtedness (including any fees, expenses or charges related to such purchase, payment, prepayment or redemption of Senior Unsecured Indebtedness) with up to 50% of the Net Cash Proceeds of any Equity Issuance so long as such Net Cash Proceeds are used to make such purchase, payment, prepayment or redemption (including any related fees, expenses or charges) within 120 days of the receipt of such Net Cash Proceeds by the Borrower or any Subsidiary.

(c) Use proceeds of Credit Extensions or proceeds of Collateral to make any payment at maturity of the 12.875% Senior Notes issued under the 2018 Indenture, unless the Standard Conditions are satisfied.

8.17 Sanctions.

Permit any Loan or the proceeds of any Loan, directly or indirectly, (a) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (b) to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions; or (c) in any other manner that will result in any violation by any Person (including any Lender, Arranger, Administrative Agent, L/C Issuer or Swing Line Lender) of any Sanctions.

8.18 Amendment of Acquisition Documents.

(a) After consummation of the UK Acquisition, amend, modify, waive or extend, or permit the amendment, modification, waiver or extension of any term or provision of any UK Acquisition Document in a manner materially adverse to the Borrower or any Subsidiary or to the Lenders.

(b) After consummation of the Copper Acquisition, amend, modify, waive or extend, or permit the amendment, modification, waiver or extension of any term or provision of any Copper Acquisition Document in a manner materially adverse to the Borrower or any Subsidiary or to the Lenders.

(c) After consummation of any Limited Condition Acquisition, amend, modify, waive or extend, or permit the amendment, modification, waiver or extension of any term or provision of any acquisition document related to such Limited Condition Acquisition in a manner materially adverse to the Borrower or any Subsidiary or to the Lenders.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants.

(i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01 or 7.02 and such failure continues for five days; or

(ii) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.03(a), 7.05(a), 7.10 or 7.11 or Article VIII; provided that any Financial Covenant Default shall not constitute an Event of Default with respect to the Tranche B-1 Term Loan or the Tranche B-2 Term Loan unless and until the date on which the Administrative Agent or the Required Pro Rata Facilities Lenders first exercises any remedy under Sections 9.02(a) or 9.02(b) in respect of such Financial Covenant Default; and provided, further, that any Financial Covenant Default may be amended, waived or otherwise modified from time to time by the Required Pro Rata Facilities Lenders pursuant to Section 11.01; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or Piper 1 herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness; (ii) the Borrower or any Subsidiary fails to observe or perform any other agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. The Borrower or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary admits in writing its general inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the claim and does not deny coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of one or more Loan Parties under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) one or more Loan Parties or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or Satisfaction in Full, ceases to be in full force and effect or ceases to give the Administrative Agent any material part of the Liens purported to be created thereby; or any Loan Party or Piper 1 contests in any manner the validity or enforceability of any Loan Document; or any Loan Party or Piper 1 denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document except, in each case, as expressly permitted or contemplated by the Loan Documents or after Satisfaction in Full; or

(k) Change of Control. There occurs any Change of Control; or

(l) Exclusion Event. There occurs an Exclusion Event which has had or could reasonably be expected to result in non-compliance with any of the financial covenants set forth in Section 8.11.

9.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or, if a Financial Covenant Default occurs and is continuing at the request of or with the consent of the Required Pro Rata Facilities Lenders only and in such case only with respect to the Pro Rata Facilities Commitments and Pro Rata Facilities Obligations), take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or at equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03 Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations, subject to the provisions of Sections 2.14 and 2.15, shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of Obligations due under any Swap Contract between the Borrower or any Subsidiary and any Secured Swap Provider to the extent such Swap Contract is permitted by Section 8.03(d), (c) payments of Obligations due under any Treasury Management Agreement between the Borrower or any Subsidiary and any Lender or any Affiliate of a Lender and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14, ratably among the Lenders (and, in the case of such Swap Contracts, Secured Swap Providers, and in the case of such Treasury Management Agreements, Affiliates of Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Obligations arising under any Swap Contract between the Borrower or any Subsidiary and any Secured Swap Provider to the extent such Swap Contract is permitted by Section 8.03(d) and any Treasury Management Agreement between the Borrower or any Subsidiary and any Lender or any Affiliate of a Lender shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Swap Provider or Lender or Affiliate of a Lender party to the applicable Treasury Management Agreement, as the case may be. Each Secured Swap Provider or Lender or Affiliate of a Lender party to any Treasury Management Agreement not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE X

ADMINISTRATIVE AGENT

10.01 Appointment and Authority.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Swap Contract provider and potential Treasury Management Agreement provider) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Loan Party, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report, statement, agreement or other document delivered hereunder or thereunder or in connection herewith or therewith or referred to or provided for in or received by the Administrative Agent under or in connection with this Agreement or any other Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the approval of the Borrower unless an Event of Default has occurred and is continuing (such approval not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the effective date of resignation), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

10.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08 No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

10.09 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

10.10 Collateral and Guaranty Matters.

Each of the Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon Satisfaction in Full, (ii) that is transferred or to be transferred as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document or any Recovery Event (other than any transfer, sale or other disposition to a Loan Party), or (iii) as approved in accordance with Section 11.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

10.11 Secured Cash Management Agreements and Secured Hedge Agreements.

No Secured Swap Provider or Lender or Affiliate of a Lender party to any Treasury Management Agreement that obtains the benefit of the provisions of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under any Swap Contract between the Borrower or any Subsidiary and any Secured Swap Provider or any Treasury Management Agreement between the Borrower or any Subsidiary and any Lender or any Affiliate of a Lender except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Swap Provider or Lender or Affiliate of a Lender party to the applicable Treasury Management Agreement, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under any Swap Contract between the Borrower or any Subsidiary and any Secured Swap Provider or any Treasury Management Agreement between the Borrower or any Subsidiary and any Lender or any Affiliate of a Lender in the case of a Maturity Date.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Loan Party, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

(a) no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default is not considered an extension or increase in Commitments of any Lender);

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate” or waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(iv) change Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(v) change any provision of this Section 11.01(a) or the definition of “Required Lenders” or “Required Pro Rata Facilities Lenders” without the written consent of each Lender directly affected thereby;

(vi) release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

(vii) release the Borrower without the consent of each Lender, or, except in connection with a transaction permitted under Section 8.04 or Section 8.05, all or substantially all of the value of the Guaranty without the written consent of each Lender whose Obligations are guarantied thereby, except to the extent such release is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); or

(b) prior to the termination of the Revolving Commitments, unless also signed by Required Revolving Lenders, no such amendment, waiver or consent shall, (i) waive any Default for purposes of Section 5.02(b), (ii) amend, change, waive, discharge or terminate any of Sections 2.18, 5.02 or 9.01 in a manner adverse to such Lenders or (iii) amend, change, waive, discharge or terminate Section 8.11 (or any defined term used therein) or this Section 11.01(b); or

(c) unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(d) unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement;

(e) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

(f) no such amendment, waiver or consent shall adversely affect the Lenders holding Loans of a particular tranche (the”Affected Tranche”) in a disproportionate manner relative to the Lenders holding Loans in any other tranche without the consent of both (A) Lenders holding more than 50% of the aggregate outstanding principal amount of all Loans (and unutilized Commitments, if any) of the Affected Tranche and (B) the Required Lenders; provided that any amendment or waiver which affects solely the Lenders holding the Affected Tranche may be effected with the consent of only the Lenders holding more than 50% of the aggregate outstanding principal amount of all Loans (and unutilized Commitments, if any) of the Affected Tranche;

provided, however, that notwithstanding anything to the contrary herein,

(i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;

(ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender;

(iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein;

(iv) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders;

(v) an Incremental Facility Amendment shall be effective if signed by the Loan Parties, the Administrative Agent and each Person that agrees to provide a portion of the applicable Incremental Facility;

(vi) an Incremental Facility Flex Amendment shall be effective if signed by the Loan Parties and the Administrative Agent;

(vii) a Refinancing Facility Amendment shall be effective if signed by the Loan Parties, the Administrative Agent and each Person that agrees to provide a portion of the applicable Refinancing Facility;

(viii) a Foreign Tranche Amendment shall be effective if signed by the Loan Parties, the Administrative Agent and each Person that shall agree to provide such Foreign Tranche; and

(ix) any amendment, waiver or consent with respect to the Financial Covenants (including the defined terms used in the Financial Covenants), Section 7.02(b), the second proviso in Section 9.01(b)(ii) or the parenthetical reference to the Financial Covenants in Section 9.02 will not require the consent of the Required Lenders and shall be effective if, and only if, signed by the Required Pro Rata Facilities Lenders, the Borrower and the Administrative Agent.

Notwithstanding any provision herein to the contrary the Administrative Agent and the Borrower may amend, modify or supplement this Agreement or any other Loan Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, and such amendment shall become effective without any further consent of any other party to such Loan Document so long as (i) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (ii) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Loan Parties (i) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to any Loan Party).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures set forth below in this Section 11.02(b) or in any other Loan Document or otherwise approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or any Loan Party may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore and (iii) any notice or other deliverable required by the Loan Documents may be transmitted as an electronic file attached to an electronic mail; provided that, in each case, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient,.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses (x) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or (y) result from a claim brought by any Loan Party against such Agent Party for breach in bad faith of such Agent Party’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each Loan Party, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to each Loan Party, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Loan Party or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 (or, in the case of a Financial Covenant Default, the Required Pro Rata Facilities Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 with respect to the Pro Rata Facilities Commitments and Pro Rata Facilities Obligations) and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders (or, in the case of a Financial Covenant Default, any Pro Rata Facilities Lender may, with the consent of the Required Pro Rata Facilities Lenders, enforce any rights and remedies available to it with respect to the Pro Rata Facilities Commitments and Pro Rata Facilities Obligations and as authorized by the Required Pro Rata Facilities Lenders).

11.04 Expenses; Indemnity; and Damage Waiver.

(a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one primary outside counsel for the Administrative Agent and of special or local counsel for the Administrative Agent to the extent such special or local counsel is reasonably necessary) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of outside counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) results from a dispute solely between Indemnitees and not (1) involving any action or inaction by the Borrower or any of its Subsidiaries or (2) relating to any action of such Indemnitee in its capacity as Administrative Agent or Arranger. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from (x) the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction or (y) a claim brought by any Loan Party against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any credit facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any credit facility provided hereunder and/or the Loans at the time owing to it (in each case with respect to any credit facility provided hereunder) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5 million in the case of any assignment in respect of the revolving credit facility provided hereunder, or $5 million in the case of any assignment in respect of the Refinancing Tranche A Term Loan or $1 million in the case of any assignment in respect of the

Tranche B-1 Term Loan, Tranche B-2 Term Loan or any other term facility provided hereunder, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Commitment (and the related Revolving Loans thereunder), its outstanding Term Loan and any separate revolving credit or term loan facilities provided pursuant to Sections 2.16 or 2.17 on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section ; and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of any credit facility provided hereunder;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Term Loan Commitment or any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable credit facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the L/C Issuer and the Swing Line Lender (in each case, such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the revolving credit facility provided hereunder.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person or (D) a Disqualified Institution.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(g) Disqualified Institutions. Notwithstanding anything herein to the contrary, no assignment or participation shall be made to any Person that was a Disqualified Institution as of the date the assigning Lender entered into a transaction pursuant to which it agreed to sell and assign all or a portion of its rights and obligations under this Agreement to such Person, except to the extent the Borrower has consented to such assignment in writing in its sole and absolute discretion (in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). The Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant is a Disqualified Institution or (y) have any liability with respect to any assignment or participation of Loans to any Disqualified Institution.

11.07	Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) solely to the extent necessary in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.16 or 2.17, other than a Disqualified Institution, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

11.08 Set-off.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the provisions of this Section 11.08, if at any time any Lender, the L/C Issuer or any of their respective Affiliates maintains (a) one or more deposit accounts for the Borrower or any other Loan Party into which Medicare and/or Medicaid receivables are deposited or (b) any deposit account of the type described in clauses (c) or (d) of the definition of Excluded Account, then, in each case, such Person shall waive the right of setoff set forth herein.

11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect until Satisfaction in Full.

11.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower or Lender accepting such assignment shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender being replaced shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.09(c), Section 2.09(d), and Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable assignee consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Loan Parties, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to the Loan Parties with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to the Loan Parties. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17 Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it, which such agreement shall not be unreasonably withheld or conditioned.

11.18 Subordination of Intercompany Indebtedness.

Each Loan Party (a “Subordinating Loan Party”) agrees that the payment of all obligations and indebtedness, whether principal, interest, fees and other amounts and whether now owing or hereafter arising, owing to such Subordinating Loan Party by any other Loan Party is expressly subordinated to the payment in full in cash of the Obligations. If the Administrative Agent so requests, any such obligation or indebtedness shall be enforced and performance received by the Subordinating Loan Party as trustee for the holders of the Obligations and the proceeds thereof shall be paid over to the holders of the Obligations on account of the Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement or any other Loan Document. Without limitation of the foregoing, so long as no Event of Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to any such obligations and indebtedness, provided, that in the event that any Loan Party receives any payment of any such obligations and indebtedness at a time when such payment is prohibited by this Section, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.

11.19 USA PATRIOT Act.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act. The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.20. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.21 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

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